THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT OFFERS TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 (SUBJECT TO COMPLETION) ISSUED MARCH 19, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 17, 1996)

                                  $200,000,000

[FTN LOGO]                  FIRST TENNESSEE CAPITAL II

                            % CAPITAL SECURITIES, SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                      FIRST TENNESSEE NATIONAL CORPORATION

                                ------------------

     The   % Capital Securities, Series B, will be issued by First Tennessee
Capital II, a Delaware statutory trust. We refer to First Tennessee Capital II in this prospectus supplement as the 'trust.' First Tennessee National Corporation, a Tennessee corporation, or First Tennessee, will own all of the beneficial ownership interests represented by common securities of the trust. We refer to the common securities, together with the capital securities, as the 'trust securities.' First Tennessee will fully, irrevocably and unconditionally guarantee, on a subordinated basis, payment of amounts due under the trust securities to the extent described in this prospectus supplement and the accompanying prospectus. The trust will use the proceeds received in connection
with the sale of the trust securities to purchase   % Junior Subordinated
Deferrable Interest Debentures, Series B, due April 17, 2034 issued by First Tennessee, which we refer to as the 'subordinated debentures.'

    For each capital security that you own, you will receive cumulative cash distributions, accumulating from the date of original issuance at the annual
rate of   % of the liquidation amount of $1,000 per capital security, and will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2004. First Tennessee may defer interest payments on the subordinated debentures on one or more occasions, for up to 10 consecutive semi-annual periods. If First Tennessee does defer the payment of interest on the subordinated debentures, the trust will also defer the payment of distributions on the capital securities. However, deferred distributions will
themselves accumulate interest at an annual rate of   %, to the extent permitted
by law.

    The capital securities are subject to mandatory redemption, in whole or in part, upon repayment of the subordinated debentures at maturity or their earlier redemption. The subordinated debentures are redeemable prior to maturity at the option of First Tennessee (i) on or after April 15, 2009, in whole at any time or in part from time to time, or (ii) at any time, in whole but not in part, if an event occurs that results in an adverse consequence for the tax, Tier 1 regulatory capital treatment of the capital securities, or for the investment company status of the trust.

    One possible type of regulatory capital event that would permit the trust to redeem the capital securities is a change in the Tier 1 regulatory capital treatment of trust preferred securities that the Federal Reserve Board could adopt in light of certain recent accounting changes addressing the criteria for consolidation of variable interest entities and the appropriate balance sheet classification of trust preferred securities, as discussed in this prospectus supplement.

                               ------------------

     INVESTMENT IN THE CAPITAL SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE 'RISK FACTORS' SECTION BEGINNING ON PAGE S-11.

                               ------------------

     THE CAPITAL SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                                                                          Underwriting         Proceeds,
                                                                         Commission To           Before
                                                    Initial Public      Be Paid By First      Expenses, To
                                                   Offering Price(1)      Tennessee(2)        The Trust(1)
                                                   -----------------      ------------        ------------
Per Capital Security.............................      $1,000                $                     $
Total............................................    $200,000,000            $                $200,000,000

---------

(1) Plus accumulated distributions, if any, from the date of original issuance, if settlement occurs after that date.

(2) Because the trust will use all of the proceeds from the sale of the capital securities and its common securities to purchase subordinated debentures of First Tennessee, First Tennessee will pay all underwriting commissions.
                               ------------------
    The capital securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on
or about March   , 2004, against payment in immediately available funds.

                               ------------------
                         FTN FINANCIAL SECURITIES CORP
                               ------------------

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH   , 2004.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus Supplement and the Accompanying
  Prospectus................................................   S-2
Where You Can Find More Information.........................   S-2
Forward-Looking Statements..................................   S-3
Summary of Offering.........................................   S-5
Risk Factors................................................  S-11
First Tennessee Capital II..................................  S-18
First Tennessee National Corporation........................  S-19
Use of Proceeds.............................................  S-21
First Tennessee Selected Consolidated Financial Data........  S-22
Consolidated Ratios of Earnings to Fixed Charges............  S-23
Capitalization..............................................  S-24
Accounting Treatment and Regulatory Capital Treatment.......  S-26
Certain Terms of Capital Securities.........................  S-27
Certain Terms of Subordinated Debentures....................  S-31
Certain Terms of Guarantee..................................  S-36
Certain U.S. Federal Income Tax Consequences................  S-38
Certain ERISA Considerations................................  S-41
Underwriting................................................  S-43
Validity of Securities......................................  S-45
Experts.....................................................  S-46

                      ABOUT THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

    This document is in two parts. The first part is this prospectus supplement, which describes terms of the capital securities. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the capital securities. Generally, the term 'prospectus' refers to both parts combined.

    If there is an inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

    You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus only. No person is authorized to provide you with different information or to offer or sell these securities in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. First Tennessee's business, financial condition, results of operations and prospects may have changed since such dates. In this prospectus supplement, 'First Tennessee,' 'we,' 'us,' and 'our' mean First Tennessee National Corporation, unless the context indicates that references are to First Tennessee National Corporation and its consolidated subsidiaries, and references to the 'trust' are to First Tennessee Capital II.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the 'Commission.' Our Commission filings are available to the public over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy any document we file at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Commission allows us to 'incorporate by reference' the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus and information that we file later with the Commission will automatically update and supersede this incorporated information. Until we sell all of the securities covered by this prospectus supplement and the accompanying prospectus, we incorporate by reference the document listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such document that is deemed not to be filed under the Commission's rules):

     Annual Report on Form 10-K for the year ended December 31, 2003 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2004 annual meeting of shareholders) filed on March 10, 2004.

    This document is available from the Commission's website and its public reference room. You may also request a copy of these filings, excluding exhibits that are not specifically incorporated by reference therein, at no cost by writing or telephoning us, at the address of our principal executive offices, which is:

    First Tennessee National Corporation
    165 Madison Avenue
    Memphis, Tennessee 38103
    (901) 523-4444

    Our website address is www.firsttennessee.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

                           FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein may contain forward-looking statements with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are statements that are not a representation of historical information but rather are related to future operations, strategies, financial results or other developments. The words 'believe,' 'expect,' 'anticipate,' 'intend,' 'estimate,' 'should,' 'is likely,' 'will,' 'going forward,' and other expressions that indicate future events and trends identify forward-looking statements. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond a company's control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors including, among other important factors, the following:

     general and local economic and business conditions; expectations of and actual timing and amount of interest rate movements (which can have a significant impact on a financial services institution);

     market and monetary fluctuations;

     inflation;

     the financial condition of borrowers and other counterparties;

     competition within and outside the financial services industry;

     geo-political developments including possible terrorist activity;

     ineffectiveness of hedging practices;

     technology and new products and services in the industries in which we operate;

     factors inherent in originating and servicing loans including prepayment risks, pricing concessions, fluctuation in U.S. housing prices, fluctuation of collateral values, and changes in customer profiles;

     the actions of the Commission, the Financial Accounting Standards Board, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, and other regulators;

     regulatory and judicial proceedings and changes in laws and regulations applicable to us and our subsidiaries; and

     our success in executing our business plans and strategies and managing the risks involved in the foregoing.

    You should refer to our periodic and current reports filed with the Commission (and incorporated by reference herein) for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See 'Available Information' in the accompanying prospectus and 'Where You Can Find More Information' in this prospectus supplement.

                              SUMMARY OF OFFERING

    This summary highlights information contained in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information that you should consider before investing in capital securities, which are included in the 'Preferred Securities' described in the accompanying prospectus. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in the capital securities discussed under 'Risk Factors' beginning on page S-11.

TRUST........................................  First Tennessee Capital II is a Delaware statutory trust created solely for the purpose of issuing the
                                               capital securities to investors and the common
                                               securities to us and investing the aggregate proceeds
                                               in an equivalent amount of our subordinated
                                               debentures. The subordinated debentures will be the
                                               sole assets of the trust. Together, the capital
                                               securities and the common securities will evidence
                                               the entire beneficial ownership in our subordinated
                                               debentures.

                                               The capital securities will be issued pursuant to the
                                               amended and restated trust agreement (referred to as
                                               the 'trust agreement') relating to the trust among
                                               First Tennessee, as depositor, The Bank of New York,
                                               as property trustee (referred to as the 'property
                                               trustee'), The Bank of New York (Delaware), as
                                               Delaware trustee (referred to as the 'Delaware
                                               trustee'), and the two administrative trustees named
                                               in the trust agreement (referred to as the
                                               'administrative trustees,' and together with the
                                               property trustee and the Delaware trustee, referred
                                               to as the 'issuer trustees').

                                               First Tennessee Capital II has its principal office
                                               and mailing address at 165 Madison Avenue, Memphis,
                                               Tennessee 38103, Attention: Treasurer, and its
                                               telephone number is (901) 523-4444.

THE OFFERING ................................  The trust is offering 200,000 capital securities for
                                               $1,000 per capital security. The capital securities
                                               will constitute 'Preferred Securities' as described
                                               in the accompanying prospectus. Each capital security
                                               will represent an undivided preferred beneficial
                                               interest in the assets of the trust and will entitle
                                               its holder to receive semi-annual distributions as
                                               described below. The trust will use the proceeds from
    [First Tennessee Flowchart]                the sale of its capital securities and the common
                                               securities to purchase the subordinated debentures
                                               from First Tennessee. The trust will use the interest
                                               payments it receives from First Tennessee on the
                                               subordinated debentures to make the corresponding
                                               payments on the capital securities and the common
                                               securities. First Tennessee will guarantee payments
                                               on the capital securities to the extent described in
                                               this prospectus supplement and the accompanying
                                               prospectus. The diagram to the left outlines a
                                               simplified form of the relationship among investors
                                               in the capital securities, the trust, the
                                               subordinated debentures, First Tennessee and the
                                               subordinated guarantee of the capital securities by
                                               First Tennessee (referred to as the 'guarantee'). As
                                               shown to the left:

                                                First Tennessee Capital II issues the capital
                                                securities to investors and the common securities to
                                                First Tennessee.

                                                First Tennessee Capital II uses the proceeds from the
                                                capital securities and the common securities to
                                                purchase subordinated debentures issued by First
                                                Tennessee.

                                                First Tennessee makes semi-annual payments on the
                                                subordinated debentures.

                                                First Tennessee Capital II uses the semi-annual
                                                interest payments it receives from First Tennessee to
                                                pay the semi-annual distributions to the holders of
                                                the capital securities.

                                                First Tennessee will guarantee, on a subordinated
                                                basis, payments of amounts due on the capital
                                                securities to the extent provided under 'Certain
                                                Terms of Guarantee.'

                                               See 'Relationship Among the Preferred Securities, the
                                               Corresponding Junior Subordinated Debentures and the
                                               Guarantees -- Full and Unconditional Guarantee' in
                                               the accompanying prospectus.

LIQUIDATION AMOUNT...........................  The liquidation amount per capital security will be
                                               $1,000. The liquidation amount per common security
                                               will also be $1,000.

DISTRIBUTIONS................................  Holders of the capital securities will be entitled to receive cumulative cash distributions at the annual
                                               rate of   % (the 'Series B rate'). Distributions on
                                               the capital securities will accumulate from the date
                                               of original issuance, and will be paid semi-annually
                                               in arrears on April 15 and October 15 of each year,
                                               beginning October 15, 2004, unless they are deferred
                                               as described below. The amount of distributions
                                               payable for any period will be computed on the basis
                                               of a 360-day year consisting of twelve 30-day months.

DEFERRAL OF DISTRIBUTIONS;
  CERTAIN TAX CONSEQUENCES...................  On one or more occasions, we may defer interest payments on the subordinated debentures for up to ten
                                               consecutive semi-annual periods, which we refer to in
                                               each case as an 'extension period,' unless an event
                                               of default under the indenture pursuant to which the
                                               subordinated debentures are issued has occurred and
                                               is continuing. If we defer interest payments, the
                                               trust also will defer the payment of distributions on
                                               the capital securities. During any extension period,
                                               your distributions will continue to accrue at the
                                               Series B rate, and interest on the unpaid
                                               distributions will continue to compound semi-annually
                                               at the Series B rate to the extent permitted by law.
                                               However, a deferral of interest payments cannot
                                               extend beyond the stated maturity date of the
                                               subordinated debentures, which is April 17, 2034, or
                                               beyond any applicable redemption date. During any
                                               extension period, neither we nor any of our
                                               subsidiaries may:

                                                declare or pay any dividends or distributions on,
                                                redeem, purchase or acquire, or make a liquidation
                                                payment with respect to, any of our capital stock;

                                                make any payment of principal of, or premium or
                                                interest on, or repay, repurchase, or redeem, any of
                                                our debt securities that rank equal or junior to the
                                                subordinated debentures; or

                                                make any guarantee payment regarding any guarantee by
                                                us of debt securities of any of our subsidiaries if
                                                such guarantee ranks equal or junior to the
                                                subordinated debentures.

                                               There are limited exceptions to these restrictions
                                               which are described beginning on page S-28 of this
                                               prospectus supplement. During any extension period,
                                               you will be required to accrue interest income and
                                               include it in your gross income for U.S. federal
                                               income tax purposes, even if you are a cash basis
                                               taxpayer. See 'Certain U.S. Federal Income Tax
                                               Consequences' beginning on page S-38 of this
                                               prospectus supplement.

RANKING......................................  The subordinated debentures are unsecured and subordinated to all of our senior indebtedness.
                                               Except as set forth below, the subordinated
                                               debentures (and therefore the capital securities)
                                               will be effectively subordinated to all existing and
                                               future liabilities of our subsidiaries, and holders
                                               of the subordinated debentures should look only to
                                               the assets of First Tennessee for payments on the
                                               subordinated debentures. The capital securities of
                                               the trust will rank equally, and payments on them
                                               will be made pro rata with the common securities of
                                               the trust; provided, however, that the capital
                                               securities will rank senior to the common securities
                                               as to payment if and so long as we fail to make a
                                               principal payment or fail for 30 days to make an
                                               interest payment on the subordinated debentures when
                                               due. The subordinated debentures will rank equally
                                               with the subordinated debentures issued by First
                                               Tennessee and held by a trust similar to the trust in
                                               connection with our existing capital securities
                                               designated as the '8.07% Capital Securities, Series
                                               A.' See 'Risk Factors -- Our Obligations Will Be
                                               Deeply Subordinated and We Will Pay Our Other Debt
                                               Obligations Before We Pay You' and 'Certain Terms of
                                               Subordinated Debentures -- General' in this
                                               prospectus supplement and 'Description of Junior
                                               Subordinated Debentures -- Subordination' in the
                                               accompanying prospectus. The guarantee will rank
                                               equal to any other subordinated guarantees that we
                                               may issue or have issued in the past in connection
                                               with our existing capital securities issued by trusts
                                               similar to the trust. The guarantee will be unsecured
                                               and will rank junior in right of payment to our
                                               general liabilities and will be effectively junior to
                                               all existing and future liabilities of our
                                               subsidiaries. None of the capital securities, the
                                               subordinated debentures or the guarantee will contain
                                               any terms that will limit our ability to incur
                                               additional indebtedness, including indebtedness that
                                               would rank senior in priority of payment to the
                                               subordinated debentures and the guarantee.

OPTIONAL REDEMPTION..........................  The subordinated debentures are scheduled to mature on April 17, 2034. The trust will redeem all of the
                                               outstanding capital securities when the subordinated
                                               debentures are repaid at maturity.

                                               We may redeem the subordinated debentures, in whole,
                                               or from time to time in part, on or after April 15,
                                               2009 at a redemption price equal to the aggregate
                                               principal amount of the subordinated debentures to be
                                               redeemed plus accrued and unpaid interest to the
                                               redemption date. If we redeem any subordinated
                                               debentures before their maturity, the trust will use
                                               the cash it receives on the redemption of the
                                               subordinated debentures to redeem, on a pro rata
                                               basis (except as described in this prospectus
                                               supplement), the capital securities and the common
                                               securities. We have committed to the Federal Reserve
                                               Bank of St. Louis (referred to as the 'Reserve Bank')
                                               that we will not redeem the capital securities in
                                               this manner without having received the prior
                                               approval of the Board of Governors of the Federal
                                               Reserve System (referred to as the 'Federal Reserve
                                               Board') to do so, if then required.
SPECIAL EVENT
  REDEMPTION.................................  We may elect to redeem the subordinated debentures, in whole but not in part, at any time upon the
                                               occurrence of:

                                                changes in U.S. federal income tax laws or
                                                regulations that could have adverse tax consequences
                                                for us or the trust;

                                                changes (including a potential change in the Federal
                                                Reserve Board guidelines that could be adopted in
                                                light of recent accounting changes affecting the
                                                consolidation of variable interest entities) that
                                                could prevent us from treating an amount equal to
                                                the liquidation amount of the capital securities as
                                                'Tier 1' regulatory capital for purposes of the
                                                applicable Federal Reserve Board capital adequacy
                                                guidelines; or

                                                changes in laws, regulations or interpretations that
                                                pose more than an insubstantial risk that the trust
                                                will be required to register as an 'investment
                                                company' under the Investment Company Act of 1940,

                                               in each case, for a redemption price equal to the
                                               aggregate principal amount of the subordinated
                                               debentures plus accrued and unpaid interest to the
                                               redemption date. If we redeem the subordinated
                                               debentures before their maturity upon the occurrence
                                               of any of the foregoing events, the trust will use
                                               the cash it receives on the redemption of the
                                               subordinated debentures to redeem, on a pro rata
                                               basis (except as described in this prospectus
                                               supplement), the capital securities and common
                                               securities at a redemption price equal to the total
                                               liquidation amount of the trust securities plus
                                               accumulated and unpaid distributions to the
                                               redemption date. We have committed to the Reserve
                                               Bank that we will not redeem the capital securities
                                               in this manner without having received the prior
                                               approval of the Federal Reserve Board to do so, if
                                               then required. See 'Risk

                                               Factors -- Your Capital Securites May be Redeemed or
                                               Exchanged for Subordinated Debentures If a Tax Event,
                                               a Capital Treatment Event or an Investment Company
                                               Event Occurs.'

LIQUIDATION DISTRIBUTION.....................  We may dissolve the trust at any time with the prior approval of the Federal Reserve Board, if then
                                               required and redeem the capital securities by
                                               distributing the subordinated debentures to the
                                               holders of the capital securities and the common
                                               securities on a pro rata basis.

                                               The trust may also be dissolved and liquidated in
                                               circumstances where the subordinated debentures will
                                               not be distributed. In those situations, the holders
                                               of the capital securities will be entitled to
                                               receive, out of assets held by the trust, subject to
                                               the rights of creditors of the trust, if any,
                                               distributions in an amount equal to the aggregate
                                               liquidation amount of $1,000 per capital security,
                                               plus accumulated and unpaid distributions to the date
                                               of payment. The trust will not make this distribution
                                               if the subordinated debentures have been distributed
                                               to the holders of the capital securities. In all
                                               cases, however, distributions will be made only to
                                               the extent of the trust's assets that are available
                                               after satisfaction of all liabilities to creditors,
                                               if any. See 'Description of Preferred Securities --
                                               Liquidation Distribution Upon Termination' in the
                                               accompanying prospectus.

SUBORDINATED DEBENTURES......................  The subordinated debentures will be issued pursuant to the junior subordinated indenture, dated as of
                                               December 30, 1996, as amended and supplemented from
                                               time to time (referred to as the 'indenture'),
                                               between First Tennessee and The Bank of New York, as
                                               trustee (referred to as the 'debenture trustee').

                                               The subordinated debentures will have interest rate,
                                               distribution, redemption and liquidation amount terms
                                               that correspond to those terms of the capital
                                               securities. The subordinated debentures are scheduled
                                               to mature on April 17, 2034. See 'Certain Terms of
                                               Subordinated Debentures -- Right to Redeem upon a Tax
                                               Event, Capital Treatment Event or Investment Company
                                               Event.'

GUARANTEE....................................  The guarantee will guarantee payment of distributions or amounts payable on redemption or liquidation of
                                               the capital securities to the extent that the trust
                                               has funds available to make such payments. The
                                               guarantee does not cover payments when the trust does
                                               not have sufficient funds to make payments on the
                                               capital securities. In other words, if we do not make
                                               a payment on the subordinated debentures, the trust
                                               will not have sufficient funds to make payments on
                                               the capital securities, and the guarantee will not
                                               obligate us to make those payments on the trust's
                                               behalf. See 'Certain Terms of Guarantee' in this
                                               prospectus supplement and 'Description of Guarantees'
                                               and 'Relationship Among the Preferred Securities, the
                                               Corresponding Junior Subordinated Debentures and the
                                               Guarantees -- Full and Unconditional Guarantee' in
                                               the accompanying prospectus.

USE OF PROCEEDS..............................  The trust will use the proceeds from the sale of the capital securities offered hereby and the sale of its
                                               common securities to purchase the subordinated
                                               debentures issued by us. We expect to use the net
                                               proceeds from the sale of the subordinated debentures
                                               to the trust for general corporate purposes. For
                                               further information, see 'Use of Proceeds.'

FORM OF CAPITAL SECURITIES...................  The capital securities will be represented by a global security that will be deposited with and
                                               registered in the name of The Depository Trust
                                               Company or its nominee. This means that, except in
                                               limited circumstances, you will not receive a
                                               physical certificate for the capital securities. For
                                               further information, see 'Certain Terms of Capital
                                               Securities -- Registration of Capital Securities.'

VOTING RIGHTS................................  Holders of the capital securities will have only limited voting rights and, except upon the occurrence
                                               of certain events described in this prospectus
                                               supplement or the accompanying prospectus, will not
                                               be entitled to vote.

ERISA CONSIDERATIONS.........................  If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of
                                               the Employee Retirement Income Security Act of 1974,
                                               or section 4975 of the Internal Revenue Code of 1986,
                                               you should consider the requirements of ERISA and the
                                               Code in the context of the plan's particular
                                               circumstances and ensure the availability
                                               of an applicable exemption before authorizing an
                                               investment in the capital securities. See 'Certain
                                               ERISA Considerations' in this prospectus supplement.

                                  RISK FACTORS

    Prospective purchasers of the capital securities should carefully review the information contained elsewhere in this prospectus supplement and in the accompanying prospectus and should particularly consider the following matters. In addition, because holders of capital securities may receive their proportionate share of subordinated debentures in exchange for their capital securities upon liquidation of the trust, prospective purchasers of capital securities are also making an investment decision with regard to the subordinated debentures and should carefully review all the information regarding the subordinated debentures contained herein.

PAYMENTS ON THE CAPITAL SECURITIES DEPEND UPON OUR PAYMENTS ON THE SUBORDINATED DEBENTURES

    The ability of the trust to pay distributions on the capital securities and to pay the liquidation amount is solely dependent upon our making the related payments on the subordinated debentures when due.

    If we default on our obligation to pay principal of or interest on the subordinated debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may seek redress directly against us or seek other remedies to collect your pro rata share of payments owed; or

     rely on the property trustee to enforce the trust's rights under the subordinated debentures.

    For more information, please refer to 'Certain Terms of Capital
Securities -- Distributions' in this prospectus supplement and 'Description of Junior Subordinated Debentures -- Debenture Events of Default' and
' -- Enforcement of Certain Rights of Holders of Preferred Securities' in the accompanying prospectus.

OUR OBLIGATIONS WILL BE DEEPLY SUBORDINATED AND WE WILL PAY OUR OTHER DEBT OBLIGATIONS BEFORE WE PAY YOU

    Our obligations under the subordinated debentures will be unsecured and rank junior and subordinate in right of payment to all of our senior indebtedness (see page S-32 for the definition of senior indebtedness), which includes substantially all of our existing indebtedness, other than a total of $103 million of junior subordinated debentures previously issued to our other subsidiary trust. See 'Certain Terms of Subordinated Debentures -- General' in this prospectus supplement. This means that we cannot make any payments of principal (including redemption payments) or interest on the subordinated debentures if we default on a payment on our senior indebtedness. In addition, if the maturity of the subordinated debentures is accelerated, then holders of our senior indebtedness will be entitled to be paid in full before we make any payment on the subordinated debentures. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the subordinated debentures only after all payments have been made on our senior indebtedness.

    Our obligations under the guarantee are unsecured and will rank in priority of payment:

     junior to all of our other liabilities, except those liabilities made equal with or junior to the guarantee by their terms;

     senior to all of our capital stock now outstanding or issued in the future, including our common stock; and

     equal with any other subordinated guarantees that we have issued or may issue with respect to capital securities issued by trusts similar to the trust.

    This means that we cannot make any payments on the guarantee if we default on a payment of any of our other liabilities, except those liabilities made equal with or junior to the guarantee by their terms. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the guarantee only after all payments have been made on our other liabilities (except those liabilities made equal with or junior to the guarantee by their terms).

    Because we are a holding company, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary's liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of subordinated debentures and the guarantee should look only to our assets for payments on the subordinated debentures and the guarantee. See 'First Tennessee National Corporation.' None of the indenture, the guarantee or the trust agreement places any limitation on the amount of secured or unsecured debt, including senior indebtedness, that we may incur in the future. See 'Description of Guarantees -- Status of the Guarantees' and 'Description of Junior Subordinated Debentures -- Subordination' in the accompanying prospectus.

OUR ABILITY TO DEFER INTEREST PAYMENTS HAS TAX CONSEQUENCES FOR YOU AND MAY HAVE AN ADVERSE EFFECT ON THE TRADING PRICE OF THE CAPITAL SECURITIES

    So long as we are not in default under the indenture, we may, on one or more occasions, elect to begin an extension period and defer the payment of interest on the subordinated debentures for up to ten consecutive semi-annual periods. Because interest payments on the subordinated debentures fund distributions on the capital securities, semi-annual distributions on the capital securities will be deferred during any extension period. During an extension period, the amount of distributions due to you on the capital securities will accumulate and these deferred distributions will accumulate additional distributions at the capital securities rate compounded semi-annually from the relevant payment date for the distributions to the extent permitted by law.

    Our ability to defer interest payments and our ability and the ability of our subsidiaries to make certain payments during an extension period will be limited as described in 'Certain Terms of Subordinated Debentures -- Option to Defer Interest Payments.'

    Prior to the termination of any extension period, we may further extend the payment of interest, provided that the extension period complies with the conditions described in 'Certain Terms of Subordinated Debentures -- Option to Defer Interest Payments.' Upon the termination of an extension period and the payment of all interest then accrued and unpaid (together with interest thereon at the Series B rate, compounded semi-annually from the relevant interest payment date, to the extent permitted by applicable law), we may elect to begin a new extension period as long as we comply with the conditions described in 'Certain Terms of Subordinated Debentures -- Option to Defer Interest Payments.'

    During an extension period, you will be required to accrue interest income (as original issue discount) in respect of the deferred stated interest for U.S. federal income tax purposes on your proportionate share of the subordinated debentures held by the trust, even if you are a cash basis taxpayer. As a result, you will be required to include such amounts in your gross income for U.S. federal income tax purposes in advance of the receipt of cash distributions. You also will not receive the cash distributions related to any accrued and unpaid interest income from the trust if you dispose of the capital securities prior to the record date for the payment of distributions. For further information, see 'Certain U.S. Federal Income Tax
Consequences -- Interest Income and Original Issue Discount' and ' -- Sale or Redemption of Capital Securities' in this prospectus supplement.

    We have no current intention of electing to defer interest payments by extending the interest payment period on the subordinated debentures. However, if we exercise this right in the future, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the subordinated debentures. If you dispose of your capital securities during an extension period, you might not receive the same return on your investment as a holder that continues to hold its capital securities. In addition, the existence of our right to defer payments of interest on the subordinated debentures may mean that the market price of the capital securities (which represent an undivided beneficial interest in the subordinated debentures) may be more volatile than the market prices of other securities that do not have this right.

YOUR CAPITAL SECURITIES MAY BE REDEEMED OR EXCHANGED FOR SUBORDINATED DEBENTURES IF A TAX EVENT, A CAPITAL TREATMENT EVENT OR AN INVESTMENT COMPANY EVENT OCCURS

    If a Tax Event, a Capital Treatment Event or an Investment Company Event occurs (either before or after April 15, 2009), we have the right to (i) terminate the trust and cause the subordinated debentures to be distributed to the holders of the capital securities in exchange for the capital securities upon liquidation of the trust or (ii) redeem the subordinated debentures in whole (but not in part) within 90 days following the occurrence of the Tax Event, Capital Treatment Event or Investment Company Event and thereby cause a mandatory redemption of the capital securities. We have committed to the Reserve Bank that we will not cause any such distribution or redemption without having received the prior approval of the Federal Reserve Board to do so, if then required under applicable Federal Reserve Board capital guidelines or policies. The redemption price will be $1,000 per capital security plus accumulated and unpaid distributions to the date of redemption, if any. The redemption of the capital securities will be a taxable event to you for U.S. federal income tax purposes. See 'Certain Terms of Subordinated Debentures -- Right to Redeem upon a Tax Event, Capital Treatment Event or Investment Company Event.'

    'Tax Event,' with respect to the subordinated debentures held by the trust, means that the trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

     amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States; or

     official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that:

    (i) the trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the subordinated debentures;

   (ii) interest payable by us on the subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

  (iii) the trust is, or will be within 90 days of the date of such opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

    With respect to subordinated debentures that are no longer held by the trust, 'Tax Event' means the receipt by First Tennessee of an opinion of counsel experienced in such matters to the effect that, as a result of any:

     amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States; or

     official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the subordinated debentures under the indenture, there is more than an insubstantial risk that interest payable by First Tennessee on the subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by First Tennessee, in whole or in part, for U.S. federal income tax purposes.

    A 'Capital Treatment Event,' with respect to the trust, means the reasonable determination by First Tennessee that, as a result of any:

     amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision of or in the United States, or official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or such prospective change, pronouncement, action or decision is announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that First Tennessee will not be entitled to treat an amount equal to the liquidation amount of the capital securities as 'Tier 1' regulatory capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to First Tennessee.

    A Capital Treatment Event would include a potential change in Federal Reserve Board guidelines on the eligibility of trust preferred securities to qualify as 'Tier 1' regulatory capital in light of recent accounting changes addressing the criteria for consolidation of variable interest entities.

    If such an amendment, change, pronouncement, action or decision effects or changes a limit on the amount of securities such as the capital securities that can be treated as 'Tier 1' regulatory capital, then, in determining the risk that First Tennessee will not be entitled to include the full liquidation amount of the capital securities in its 'Tier 1' regulatory capital (or the then equivalent thereof), First Tennessee will assume that First Tennessee's existing capital securities designated as the '8.07% Capital Securities, Series A' will first be used to satisfy (i.e., count towards) any such limit.

    An 'Investment Company Event' means that the trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

     amendment to, or change (including any announced proposed change) in, the applicable laws (or any regulations thereunder) of the United States or any political subdivision or other governmental agency or regulatory authority of or in the United States; or

     official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the capital securities, there is more than an insubstantial risk that the trust is or will be considered an 'investment company' that is required to be registered under the Investment Company Act of 1940.

RECENT ACCOUNTING CHANGES MAY GIVE RISE TO A FUTURE CAPITAL TREATMENT EVENT THAT WOULD ENTITLE THE TRUST TO REDEEM THE CAPITAL SECURITIES AND MAY ALSO REDUCE FIRST TENNESSEE'S CONSOLIDATED CAPITAL RATIOS

    In January 2003, the Financial Accounting Standards Board (the 'FASB') issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ('FIN 46'). In the fourth quarter of 2003, the FASB issued a revision to FIN 46 ('FIN 46(R)') that made certain changes to FIN 46. These pronouncements significantly change how a company determines whether it must consolidate an entity depending on whether the entity is a voting rights entity or a variable interest entity. Traditionally, issuer trusts used for issuing capital securities have been consolidated by their parent companies, and capital securities have been eligible for 'Tier 1' regulatory capital treatment by bank holding companies under Federal Reserve Board rules and regulations. Accordingly, prior to the fourth quarter of 2003, First Tennessee consolidated its other issuer trust, First Tennessee Capital I, in preparing its consolidated financial statements and treated its outstanding capital securities as 'Tier 1' regulatory capital.

    Effective December 31, 2003, First Tennessee adopted FIN 46 (but not
FIN 46(R)). Upon adoption of this standard, First Tennessee deconsolidated its subsidiary, First Tennessee Capital I, which has issued $100 million of capital securities that are fully and unconditionally guaranteed by First Tennessee. As a result of this deconsolidation, the capital securities are no longer included on First Tennessee's balance sheet. However, $103 million of junior subordinated debentures issued by First

Tennessee to First Tennessee Capital I are no longer eliminated in consolidation and appear in term borrowings as of December 31, 2003. First Tennessee is currently required to adopt FIN 46(R) effective March 31, 2004. The adoption of FIN 46(R) is not anticipated to result in changes to First Tennessee's accounting for First Tennessee Capital I.

    For regulatory reporting purposes, the Federal Reserve Board has advised that capital securities will continue to constitute 'Tier 1' regulatory capital until further notice even though capital securities are not consolidated in financial statements. Consistent with the Federal Reserve Board's position, First Tennessee continues to treat the Series A Capital Securities issued by First Tennessee Capital I as 'Tier 1' regulatory capital. However, it is possible that the Federal Reserve Board may in the future conclude that capital securities should no longer be treated as 'Tier 1' regulatory capital. If
'Tier 1' treatment were disallowed, then:

     we would be able to redeem the subordinated debentures, thereby causing a mandatory redemption of the capital securities (and any other similar capital securities we may have outstanding at that time) pursuant to the 'Capital Treatment Event' redemption described just above; and

     there would be a reduction in our consolidated capital ratios, as discussed more fully in 'Accounting Treatment and Regulatory Capital Treatment.'

DISTRIBUTION OF SUBORDINATED DEBENTURES MAY HAVE AN ADVERSE EFFECT ON TRADING PRICES

    We may dissolve the trust at any time and, after satisfaction of liabilities to creditors of the trust as required by applicable law, cause the subordinated debentures to be distributed to the holders of the trust securities in exchange for the trust securities upon liquidation of the trust. We have committed to the Reserve Bank that we will not terminate the trust and cause such distribution of the subordinated debentures without having received the prior approval of the Federal Reserve Board to do so, if then required. For further information, see 'Certain Terms of Capital Securities -- Liquidation of Trust and Distribution of Subordinated Debentures to Holders.'

    We cannot predict the market price for the subordinated debentures that may be distributed in exchange for the capital securities. Accordingly, the capital securities, or the subordinated debentures that you may receive on liquidation of the trust, may trade at a discount to the price that you paid to purchase the capital securities.

    Under current U.S. federal income tax law and interpretations, you will not be taxed if we dissolve the trust and the trust distributes the subordinated debentures to you. However, we can distribute the subordinated debentures even if this would result in a taxable event for U.S. federal income tax purposes to holders of the capital securities. If the trust were to become taxed on the income received or accrued on the subordinated debentures due to a Tax Event, both you and the trust might be taxed on a distribution of the subordinated debentures by the trust. For further details, please see 'Certain U.S. Federal Income Tax Consequences -- Distribution of Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Trust.'

THE MARKET VALUE OF THE CAPITAL SECURITIES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

    The market value of your capital securities may fluctuate between the date you purchase them and the date on which you sell them or they are redeemed. Several factors, many of which are beyond our control, will influence the market value of the capital securities. Factors that may influence the market value of the capital securities include:

     our creditworthiness and the level of our regulatory capital from time to time;

     whether distributions have been and are likely to be paid on the capital securities from time to time;

     supply and demand for the capital securities; and

     economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

    Accordingly, if you sell your capital securities in the secondary market, you may not be able to obtain a price equal to the face amount of the capital securities or the price that you paid for your capital securities. Because we have the right to defer interest payments, the market price of the capital securities (which represent beneficial ownership interests in the trust) may be more volatile than the market prices of debt securities that are not subject to optional deferrals. For further details, please see 'Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures' in the accompanying prospectus and 'Certain Terms of Subordinated Debentures' in this prospectus supplement.

RIGHTS UNDER THE GUARANTEE; YOU HAVE LIMITED ENFORCEMENT RIGHTS WITH RESPECT TO THE SUBORDINATED DEBENTURES

    Except as described below or in the accompanying prospectus, you, as a holder of capital securities, will not be able to exercise directly any other rights with respect to our subordinated debentures.

    The guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. The Bank of New York will act as the guarantee trustee for the purposes of compliance with the Trust Indenture Act of 1939, and will hold the guarantee for the benefit of the holders of the trust securities. The Bank of New York will also act as debenture trustee for the subordinated debentures and as property trustee.

    The following payments on the trust securities (the 'guarantee payments'), if not fully paid by the trust, will be paid by First Tennessee under the guarantee, without duplication:

     any accumulated and unpaid distributions required to be paid on the trust securities, to the extent the trust has funds available to make the payment at that time;

     the redemption price for any trust securities called for redemption, to the extent the trust has funds available to make the payment at that time; and

     upon a voluntary or involuntary termination, winding-up or liquidation of the trust, other than in connection with a distribution of the subordinated debentures to the holders of trust securities, the lesser of:

         the aggregate of the $1,000 liquidation amount per trust security plus all accumulated and unpaid distributions on the trust securities to the date of payment, to the extent the trust has funds available to make the payment at that time; and

         the amount of assets of the trust remaining available for distribution to holders of the trust securities, upon a dissolution and liquidation of the trust, after payment of creditors of the trust as required by applicable law.

    We have, through the guarantee, the trust agreement, the corresponding subordinated debentures and the indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust securities. See 'Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees' in the accompanying prospectus.

    The holders of not less than a majority in aggregate liquidation amount of the trust securities may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any trust power conferred upon the guarantee trustee under the guarantee. Any holder of the trust securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay principal of or interest on the subordinated debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust securities when the trust does not have sufficient funds available to make those payments. If we fail to pay interest on or principal of the subordinated debentures and an event of default under the indenture occurs and is continuing as a result, a holder of trust securities may institute a legal proceeding directly against us for enforcement of payment of the principal of or interest on subordinated debentures with a principal amount equal to the aggregate liquidation amount of the trust securities of the holder. In connection with a legal proceeding described in the previous sentence, we will have a right of set-off to the extent of any payment made by us to the holder of trust securities in the legal proceeding. Except as described in this prospectus supplement, holders of trust securities will not be able to exercise directly any other remedy available to the holders of the subordinated debentures or assert directly any other rights in respect of the subordinated debentures. See 'Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities,' ' -- Debenture Events of Default' and 'Description of Guarantees' in the accompanying prospectus. By accepting the trust agreement, each holder of trust securities agrees to the provisions of the guarantee and the indenture.

LIMITED VOTING RIGHTS

    You generally will have limited voting rights relating only to the modification of the capital securities and the exercise of the trust's rights as holder of subordinated debentures and the guarantee. The rights to vote with regard to the appointment, removal or replacement of the property trustee, the Delaware trustee or any administrative trustee are vested exclusively in the holder of the common securities except, with respect to the property trustee and the Delaware trustee, upon the occurrence of certain events described in the accompanying prospectus. You will not be entitled to vote on those matters. The property trustee, the administrative trustees and First Tennessee may amend the trust agreement without your consent to ensure that the trust will not be taxable as a corporation and will be classified for U.S. federal income tax purposes as a grantor trust unless such action materially and adversely affects your interests. For further information, see 'Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement' and ' -- Removal of Issuer Trustees' in the accompanying prospectus.

TRADING PRICE OF THE CAPITAL SECURITIES MAY NOT REFLECT THE VALUE OF ACCRUED BUT UNPAID INTEREST

    We do not intend to have the capital securities listed or approved for quotation on any securities exchange or automated quotation system. The capital securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the underlying subordinated debentures. See 'Certain U.S. Federal Income Tax Consequences -- Interest Income and Original Issue Discount' and ' -- Sale or Redemption of Capital Securities' for a discussion of the U.S. federal income tax consequences that may result from a taxable disposition of the capital securities.

                           FIRST TENNESSEE CAPITAL II

    First Tennessee Capital II is a statutory trust created under Delaware law pursuant to (i) the trust agreement executed by First Tennessee, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the administrative trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 6, 1996. The trust's business and affairs are conducted by the issuer trustees: The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and two individual administrative trustees who are employees or officers of, or affiliated with, First Tennessee. The trust exists for the exclusive purposes of issuing and selling the capital securities and common securities, using the proceeds from the sale of capital securities and common securities to acquire subordinated debentures issued by us and engaging in only those other activities necessary or incidental to the activities described in this sentence, such as registering the transfer of the trust securities. Accordingly, the subordinated debentures will be the sole assets of the trust, and payments under the subordinated debentures will be the sole revenue of the trust. We will own all of the common securities. The common securities will rank equal, and payments will be made thereon pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the indenture, our rights as holder of the common securities to payment of distributions and payments upon liquidation, redemption or otherwise will be junior to the rights of the holders of the capital securities. For further information on this subordination of the common securities, see 'Description of Preferred Securities -- Subordination of Common Securities' in the accompanying prospectus. We will acquire common securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the trust. The trust has a term of 55 years, but may terminate earlier as provided in the trust agreement. The principal executive office of the trust is 165 Madison Avenue, Memphis, Tennessee 38103, Attention: Treasurer, and its telephone number is
(901) 523-4444. See 'The Issuers' in the accompanying prospectus.

    It is anticipated that the trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934, or the 'Exchange Act.'

                      FIRST TENNESSEE NATIONAL CORPORATION

DESCRIPTION OF CORPORATION

    First Tennessee National Corporation is a Tennessee corporation incorporated in 1968. First Tennessee is registered as a bank holding company under the Bank Holding Company Act of 1956 and is a financial holding company under the provisions of the Gramm-Leach-Bliley Act. At December 31, 2003, First Tennessee had total assets of $24.5 billion and ranked 2nd in terms of total assets among Tennessee-headquartered bank holding companies and ranked 33rd nationally.

    Through its principal subsidiary, First Tennessee Bank National Association, which we refer to as the 'bank,' and its other banking-related subsidiaries, First Tennessee provides diversified financial services through five business segments: First Tennessee Banking Group, First Horizon, FTN Financial, Transaction Processing and Corporate. During 2003 approximately 67% of revenues were provided by fee income and approximately 33% of revenues were provided by net interest income. As a financial holding company, First Tennessee coordinates the financial resources of the consolidated enterprise and maintains systems of financial, operational and administrative control intended to coordinate selected policies and activities.

    The bank is a national banking association with principal offices in Memphis, Tennessee. It received its charter in 1864. During 2003, through its various business segments, including consolidated subsidiaries, the bank generated gross revenue (net interest income plus noninterest income) of approximately $2.4 billion and contributed substantially all of consolidated net income from continuing operations. At December 31, 2003, the bank had $24.3 billion in total assets, $15.8 billion in total deposits, and $13.9 billion in net loans. Among Tennessee-headquartered banks at September 30, 2003, the bank ranked 2nd in terms of total assets and ranked 1st in Tennessee deposit market share. Nationally, it ranked 32nd among banks in terms of total assets as of September 30, 2003. On December 31, 2003, the bank had 478 banking locations (179 financial centers and 299 off-premises ATMs) in 21 Tennessee counties, including all of the major metropolitan areas of the state, 12 banking locations (6 financial centers and 6 off-premises ATMs) in Mississippi, one off-premises ATM in Arkansas, and one financial center in Virginia. At December 31, 2003, First Horizon Home Loan Corporation, a subsidiary of the bank, and its affiliates provided mortgage banking services through 301 offices, including satellite branches, in 39 states and ranked in the top 15 nationally in retail mortgage loan originations and mortgage loan servicing, as reported by Inside Mortgage Finance. FTN Financial Group, at December 31, 2003, had 14 offices in 11 states, and FTN Financial Capital Markets, a division of the bank, ranked as one of the leading underwriters of U.S. agency debt.

    First Tennessee provides the following service through its subsidiaries:

     general banking services for consumers, businesses, financial institutions, and governments mortgage banking services

     through FTN Financial -- sales and underwriting of bank-eligible securities and securities eligible for underwriting by financial subsidiaries, mortgage loans and advisory services, and equity research transaction processing -- credit card merchant processing, nationwide check clearing services, and remittance processing trust, fiduciary, and agency services

     credit card products

     discount brokerage and brokerage

     venture capital

     equipment finance

     investment and financial advisory services, including investment advisor to First Funds, a family of mutual funds mutual fund sales as agent

     retail and commercial insurance sales as agent private mortgage reinsurance consumer lending

    An element of First Tennessee's business strategy is to seek acquisitions and consider divestitures that would enhance long-term shareholder value. First Tennessee has a department charged with this responsibility which is constantly reviewing and developing opportunities to achieve this element of First Tennessee's strategy.

    The bank has filed notice with the Office of the Comptroller of the Currency as a government securities broker/dealer. The FTN Financial Capital Markets division of the bank is registered with the Commission as a municipal securities dealer. Highland Capital Management Corp., Martin and Company, Inc. and First Tennessee Advisory Services, a separately identifiable department of the bank, are registered with the Commission as investment advisers. First Tennessee Brokerage, Inc. is registered as an investment adviser in all states where it conducts advisory business for which registration is required. Hickory Venture Capital Corporation is licensed as a Small Business Investment Company. First Tennessee Brokerage, Inc., FTN Financial Securities Corp. and FTN Midwest Research Securities Corporation are registered as broker-dealers with the Commission and all states where they conduct business for which registration is required. First Horizon Home Loan Corporation is licensed as a mortgage lender (or exempt from licensing) in all states where it does business and is regulated by the Office of the Comptroller of the Currency. First Tennessee Insurance Services, a department of the bank, and First Horizon Insurance Services, Inc. are licensed as insurance agencies in all states where they do business for which licensing is required. FT Reinsurance Company is licensed by the state of South Carolina as a monoline insurance company. FT Insurance Corporation is licensed as an insurance agency in Alabama. Synaxis, Inc.'s subsidiaries, which include Polk & Sullivan Group, Inc., Mann, Smith & Cummings, Inc., Synaxis Risk Services, Inc., Merritt & McKenzie, Inc., Frost Specialty Risk, Inc., and Van Meter Insurance, Inc., are licensed as insurance agencies in all states where they do business for which licensing is required. FTN Financial Securities Corp., FTN Midwest Research Securities Corporation, First Horizon Insurance Services, Inc. and all of the subsidiaries listed in the preceding sentence are financial subsidiaries under the Gramm-Leach-Bliley Act. First Tennessee Brokerage, Inc. is licensed as an insurance agency in the states where it does business for which licensing is required for the sale of annuity products.

RELATIONSHIP BETWEEN FIRST TENNESSEE AND THE UNDERWRITER

    The underwriter, FTN Financial Securities Corp., is a wholly owned subsidiary of the bank and is an indirectly wholly owned subsidiary of First Tennessee and an affiliate of the trust.

                                USE OF PROCEEDS

    The trust will use the proceeds from the issuance of the capital securities and the common securities to acquire subordinated debentures from us. We intend to use the net proceeds from the sale of the subordinated debentures for general corporate purposes.

    We are required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. The Federal Reserve Board currently permits the inclusion of cumulative preferred securities having the characteristics of the capital securities as 'Tier 1' regulatory capital for bank holding companies (subject to applicable percentage of 'Tier 1' regulatory capital limitations). We believe that such 'Tier 1' regulatory capital treatment, together with our ability to deduct, for U.S. federal income tax purposes, interest payable on the subordinated debentures, will provide us with a cost-effective means of obtaining capital for bank regulatory purposes. However, the Federal Reserve Board may in the future conclude that trust preferred securities such as the capital securities should no longer be treated as 'Tier 1' regulatory capital. For further information, see 'Risk
Factors -- Recent Accounting Changes May Give Rise to a Future Capital Treatment Event that Would Entitle the Trust to Redeem the Capital Securities and May Also Reduce First Tennessee's Consolidated Capital Ratios' and 'Accounting Treatment and Regulatory Capital Treatment.'

              FIRST TENNESSEE SELECTED CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected consolidated financial data for First Tennessee as of the dates or for the periods indicated. This information should be read in conjunction with, and is qualified in its entirety by reference to, the detailed information and financial statements included in the documents incorporated herein by reference. See 'Where You Can Find More Information.'

                                                           YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------
                                            2003       2002(1)     2001(1)     2000(1)     1999(1)
                                            ----       -------     -------     -------     -------
                                                 (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
SUMMARY INCOME STATEMENTS
Interest income.........................  $ 1,053.4   $ 1,042.2   $ 1,201.5   $ 1,365.6   $ 1,209.4
Interest expense........................      247.6       286.6       512.6       764.7       617.7
                                          ---------   ---------   ---------   ---------   ---------
Net interest income.....................      805.8       755.6       688.9       600.9       591.7
                                          ---------   ---------   ---------   ---------   ---------
Provision for loan losses...............       86.7        92.2        93.2        67.5        57.4
                                          ---------   ---------   ---------   ---------   ---------
Net interest income after provision for
  loan losses...........................      719.1       663.4       595.7       533.4       534.3
                                          ---------   ---------   ---------   ---------   ---------
Noninterest income......................    1,640.0     1,311.9     1,095.0       797.1       788.5
Noninterest expense.....................    1,640.1     1,417.2     1,202.1       993.5       943.4
                                          ---------   ---------   ---------   ---------   ---------
Income before income taxes..............      719.0       558.1       488.6       337.0       379.4
Applicable income taxes.................      245.7       181.6       162.2       104.4       131.9
                                          ---------   ---------   ---------   ---------   ---------
Income before cumulative effect of
  changes in accounting principles......      473.3       376.5       326.4       232.6       247.5
Cumulative effect of changes in
  accounting principles, net of tax.....     --          --           (8.2)      --          --
                                          ---------   ---------   ---------   ---------   ---------
Net income..............................  $   473.3   $   376.5   $   318.2   $   232.6   $   247.5
                                          ---------   ---------   ---------   ---------   ---------
                                          ---------   ---------   ---------   ---------   ---------
Earnings per common share...............  $    3.73   $    2.97   $    2.49   $    1.79   $    1.90
Diluted earnings per share..............       3.62        2.89        2.42        1.77        1.85
Cash dividends per common share.........       1.30        1.05        0.91        0.88        0.79
                                          ---------   ---------   ---------   ---------   ---------
SELECTED PERIOD-END BALANCES (IN
  MILLIONS)
Total assets............................  $24,506.7   $23,823.1   $20,621.6   $18,559.6   $18,378.0
Total loans, net of unearned income.....   13,990.5    11,345.4    10,283.1    10,239.5     9,363.2
Investment securities...................    2,470.4     2,700.3     2,525.9     2,839.0     3,101.3
Earning assets..........................   20,621.1    19,999.8    17,085.7    15,193.3    14,944.2
Deposits................................   15,680.0    15,713.9    13,606.3    12,188.7    11,358.7
Term borrowings.........................    1,726.8       929.7       550.4       409.7       358.7
Shareholders' equity....................    1,890.3     1,691.2     1,477.8     1,384.2     1,241.5
                                          ---------   ---------   ---------   ---------   ---------
SELECTED FINANCIAL RATIOS
Return on average equity................      26.29%      24.00%      22.71%      18.22%      20.86%
Return on average assets................       1.88        1.82        1.66        1.20        1.33
Net interest margin.....................       3.78        4.35        4.29        3.75        3.82
Allowance for loan losses to period-end
  loans (net of unearned income)........       1.15        1.27        1.46        1.36        1.44
Nonperforming assets as a percentage of
  period-end loans (net of unearned
  income)...............................        .54         .67         .83         .76         .50
Net charge-offs to average loans (net of
  unearned income)......................        .54         .93         .80         .62         .59
Average equity to average assets........       7.16        7.58        7.29        6.61        6.37

-------------------
(1) Certain previously reported amounts have been reclassified to agree with current presentation.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                                  YEAR ENDED DECEMBER 31,
                                                                  -----------------------
                                                           2003    2002    2001    2000    1999
                                                           ----    ----    ----    ----    ----
Ratio of earnings to fixed charges (including interest on
  deposits)..............................................  3.46x   2.69x   1.90x   1.43x   1.58x
Ratio of earnings to fixed charges (excluding interest on
  deposits)..............................................  6.09x   5.04x   3.36x   2.16x   2.53x

    Our ratios of earnings to fixed charges were computed based on:

     'earnings,' which consist of pretax income from continuing operations before income taxes and equity in undistributed net income or loss of our subsidiaries, plus fixed charges (excluding capitalized interest), amortization of capitalized interest and income from subsidiaries, less preferred security dividends of consolidated subsidiaries; and

     'fixed charges,' which consist of interest expense, capitalized interest, amortization of debt issue costs and an estimate of rental expense net of income from subleases.

                                 CAPITALIZATION

    The following table sets forth the consolidated long-term capitalization of First Tennessee and its subsidiaries as of December 31, 2003 and as adjusted as of such date to give effect to the consummation of the offering of the capital securities, before deduction of underwriting commission and estimated expenses of the offering and the application of the net proceeds therefrom. This table should be read in conjunction with the consolidated financial statements and notes thereto of First Tennessee and its subsidiaries incorporated by reference herein. See 'Where You Can Find More Information.'

                                                                  DECEMBER 31, 2003
                                                              --------------------------
                                                                ACTUAL      AS ADJUSTED
                                                                ------      -----------
                                                               (UNAUDITED, IN THOUSANDS)
LONG-TERM BORROWINGS:
FIRST TENNESSEE NATIONAL CORPORATION:
Subordinated capital notes (qualifies for total capital
  under the Risk-Based Capital guidelines):
    Matures on May 15, 2013 -- 4.50%........................  $  103,229     $  103,229
    Matures on November 15, 2005 -- 6.75%...................      22,850         22,850
Subordinated notes:
    Matures on January 6, 2027 -- 8.07%.....................     103,093        103,093
Subordinated notes created by capital securities offered
  hereby:
    Matures on April 17, 2034 --    %.......................          --        206,186

FIRST TENNESSEE BANK NATIONAL ASSOCIATION:
Subordinated notes (qualifies for total capital under the
  Risk-Based Capital guidelines):
    Matures on May 15, 2013 -- 4.625%.......................     257,529        257,529
    Matures on December 1, 2008 -- 5.75%....................     141,191        141,191
    Matures on April 1, 2008 -- 6.40%.......................      89,701         89,701
Bank notes:(1)
    Matures on June 30, 2004 -- 1.12%.......................     174,987        174,987
    Matures on October 8, 2004 -- 1.23% and 1.84% on
      December 31, 2003 and 2002, respectively..............     149,977        149,977
    Matures on January 21, 2004 -- 1.13%....................     100,000        100,000
    Matures on May 3, 2005 -- 1.16%.........................      99,987         99,987
    Matures on June 1, 2005 -- 1.17%........................     100,000        100,000
    Matures on June 30, 2005 -- 1.21%.......................      99,985         99,985
    Matures on November 26, 2004 -- 1.25% and 1.51% on
      December 31, 2003 and 2002, respectively..............      74,987         74,987
    Matures on July 6, 2004 -- 1.35% and 1.96% on December
      31, 2003 and 2002, respectively.......................      59,985         59,985
    Matures on July 9, 2004 -- 1.35% and 1.96% on December
      31, 2003 and 2002, respectively.......................      50,000         50,000
    Matures on March 6, 2007 -- 1.41% and 1.65% on December
      31, 2003 and 2002, respectively.......................      49,939         49,939
Federal Home Loan Bank borrowings(2)........................       3,897          3,897
Other(3)....................................................         280            280

FT REAL ESTATE SECURITIES COMPANY, INC.
Cumulative preferred stock (qualifies for total capital
  under the Risk-Based Capital guidelines):
    Matures on March 31, 2031 -- 9.50%......................      45,149         45,149
                                                              ----------     ----------
Total long-term borrowings..................................  $1,726,766     $1,932,952
                                                              ----------     ----------

                                                                  DECEMBER 31, 2003
                                                              --------------------------
                                                                ACTUAL      AS ADJUSTED
                                                                ------      -----------
                                                               (UNAUDITED, IN THOUSANDS)
SHAREHOLDERS' EQUITY:
Preferred stock (without par value); authorized-5,000,000
  shares; issued and outstanding -- none....................      --            --
Common stock -- $.625 par value (shares
  authorized -- 400,000,000; shares issued -- 124,834,272 on
  December 31, 2003)........................................  $   78,021     $   78,021
Capital surplus.............................................     145,817        145,817
Undivided profits...........................................   1,662,699      1,662,699
Accumulated other comprehensive income......................         682            682
Deferred compensation on restricted stock incentive plans...      (9,044)        (9,044)
Deferred compensation obligation............................      12,143         12,143
                                                              ----------     ----------
    Total shareholders' equity..............................  $1,890,318     $1,890,318
                                                              ----------     ----------
    Total long-term borrowings and shareholders' equity.....  $3,617,084     $3,823,270
                                                              ----------     ----------
                                                              ----------     ----------

                                                                 DECEMBER 31, 2003
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                                ------     -----------
                                                                    (UNAUDITED)
CAPITAL RATIOS:
    Tier 1 capital to risk-adjusted assets..................       9.22%       10.27%
    Total capital to risk-adjusted assets...................      13.19%       14.24%
    Leverage ratio..........................................       7.19%        8.01%

---------

(1) First Tennessee Bank National Association has an ongoing bank note program under which the bank may offer an aggregate principal amount of up to $3.0 billion. Bank notes with original maturities greater than one year are classified as long-term borrowings. On December 31, 2003, unused long-term borrowing capacity under this program was $1.0 billion.

(2) The Federal Home Loan Bank borrowings were issued with fixed interest rates and have remaining terms of 6 to 26 years. These borrowings had a weighted average interest rate of 4.29 percent on December 31, 2003.

(3) Other long-term debt is comprised of unsecured obligations issued with fixed interest rates and have remaining terms of approximately one year. These borrowings had a weighted average interest rate of 5.00 percent on December 31, 2003.

             ACCOUNTING TREATMENT AND REGULATORY CAPITAL TREATMENT

    As discussed above under 'Risk Factors -- Recent Accounting Changes May Give Rise to a Future Capital Treatment Event That Would Entitle the Trust to Redeem the Capital Securities and May Also Reduce First Tennessee's Consolidated Capital Ratios,' First Tennessee adopted FIN 46 on December 31, 2003. Accordingly, it deconsolidated its other issuer trust, First Tennessee
Capital I. This change has not had a material effect on First Tennessee's financial condition or results of operations. First Tennessee is currently required to adopt FIN 46(R) effective March 31, 2004. The adoption of FIN 46(R) is not anticipated to result in changes to First Tennessee's accounting for First Tennessee Capital I.

    For regulatory reporting purposes, the Federal Reserve Board has advised that trust preferred securities, like the capital securities, will continue to constitute 'Tier 1' regulatory capital until further notice (subject to applicable percentage of 'Tier 1' regulatory capital limitations). Consistent with the Federal Reserve Board's position, First Tennessee continues to treat capital securities issued by its issuer trusts as 'Tier 1' regulatory capital. However, it is possible that the Federal Reserve Board may in the future conclude that trust preferred securities will no longer be treated as 'Tier 1' regulatory capital. If 'Tier 1' regulatory capital treatment were disallowed, then there would be a reduction in First Tennessee's consolidated capital ratios and First Tennessee would be entitled to redeem the subordinated debentures, thereby causing a mandatory redemption of the capital securities.

    In accordance with past practice, even if the Federal Reserve Board were to change its rules and regulations at some point in the future with respect to capital treatment of variable interest entities similar to the trust, it is possible that such changes would apply only to entities formed after some future date and not to entities then in existence, including the trust. In such event, no Capital Treatment Event would occur solely as a result of the adoption of FIN 46 or FIN 46(R). No assurance can be given that such a change would only apply to entities formed after a future date.

    As of December 31, 2003, on a pro forma basis, after giving effect to this offering, First Tennessee will have $300 million in outstanding capital securities that it treats as 'Tier 1' regulatory capital for bank regulatory purposes. If all of our outstanding capital securities at December 31, 2003 (including the capital securities issued under this offering) were not treated as 'Tier 1' regulatory capital at that date, we would continue to meet the applicable Federal Reserve Board capital requirements for a well-capitalized institution. Pending a change in regulatory treatment, the outstanding capital securities of First Tennessee Capital I and the trust in this offering will be treated as 'Tier 1' regulatory capital by us.

                      CERTAIN TERMS OF CAPITAL SECURITIES

GENERAL

    The capital securities will be issued pursuant to the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The terms of the capital securities will include those in the trust agreement and those made part of the trust agreement by the Trust Indenture Act of 1939. The following summary of some of the terms and provisions of the capital securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying prospectus under the heading 'Description of Preferred Securities' and is not intended to be complete. To the extent that any of the terms and provisions of the capital securities described in this prospectus supplement are inconsistent with the description of the Preferred Securities in the accompanying prospectus, the description of the capital securities in this prospectus supplement replaces the description in the accompanying prospectus. The capital securities constitute 'Preferred Securities' as that term is used in the accompanying prospectus. You should read the following description together with the trust agreement to help you understand the terms of the capital securities. A form of the trust agreement has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part.

DISTRIBUTIONS

    The capital securities represent beneficial ownership interests in the trust. The record dates for the capital securities will be, for so long as the capital securities remain in book-entry form, one business day prior to the relevant distribution payment date. With respect to capital securities not in book-entry form, the record dates will be the fifteenth calendar day prior to the relevant distribution payment date. Distributions on the capital securities are cumulative and will accumulate from the date of original issuance at the Series B rate on the liquidation amount of $1,000 per capital security. Distributions will be paid semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2004. Distributions not paid on a semi-annual payment date will accumulate additional distributions (to the extent permitted by law) compounded semi-annually, at the Series B rate. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which distributions are payable on the capital securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of the delay), except that, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date the payment was originally payable. See 'Description of Preferred Securities -- Distributions' in the accompanying prospectus. A 'business day' means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

    If we are not in default under the indenture, we may, on one or more occasions, elect to begin an extension period and defer the payment of interest on the subordinated debentures for up to ten consecutive semi-annual periods. Because interest payments on the subordinated debentures fund distributions on the capital securities, semi-annual distributions on the capital securities will be deferred during any extension period. During an extension period, the amount of distributions due to you on the capital securities will accumulate and these deferred distributions will accrue additional distributions at the capital securities rate compounded semi-annually from the relevant payment date for the distributions.

    We may not defer interest payments for any period of time:

     that exceeds ten consecutive semi-annual periods with respect to each extension period; or

     that extends beyond the stated maturity date of the subordinated debentures on April 17, 2034, or beyond any applicable redemption date.

    During any extension period, neither we nor any of our subsidiaries may:

     declare or pay any dividends or distributions on, redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

     make any payment of principal of or interest or premium, if any, on, or repay, repurchase, or redeem any of our debt securities that rank equal or junior in interest to the subordinated debentures; or

     make any guarantee payment regarding any guarantee by us of debt securities of any of our subsidiaries if such guarantee ranks equal or junior in interest to the subordinated debentures,

    in each case, other than:

         dividends or distributions in our capital stock;

         dividends declared in connection with implementing a shareholders' rights plan or redeeming or repurchasing rights pursuant to the plan;

         payments under the guarantee;

         purchases of our common stock related to the issuance of our common stock or rights or options under any of our benefit plans for our directors, officers or employees or other persons within the definition of 'employee' for purposes of a registration of shares for any of our employee benefit plans;

         purchases of our common stock related to the issuance of our common stock or rights under a dividend reinvestment and stock purchase plan; or

         purchases of our common stock related to the issuance of our common stock (or securities convertible into or exchangeable for our common stock) as consideration in an acquisition transaction entered into prior to our election to begin an extension period.

    Prior to the termination of any extension period, we may further defer the payment of interest provided that the extension period complies with the conditions above. Upon the termination of any extension period and the payment of all interest then accrued and unpaid (together with interest thereon at the Series B rate, compounded semi-annually from the relevant interest payment date, to the extent permitted by applicable law), we may elect to begin a new extension period as long as we comply with the above conditions. There may be more than one extension period prior to the maturity of the subordinated debentures.

    If we elect to defer interest payments as described above, you will receive notice as described under 'Certain Terms of Subordinated Debentures -- Option to Defer Interest Payments' in this prospectus supplement. If we elect to defer interest payments, you will be required to accrue and recognize income (in the form of original issue discount) for U.S. federal income tax purposes regardless of your actual receipt of the distributions, subject to any changes in the U.S. federal income tax laws.

    We have no current intention of electing to defer interest payments by extending the interest payment period on the subordinated debentures. For further information, see 'Certain Terms of Subordinated Debentures -- Option to Defer Interest Payments' and 'Certain U.S. Federal Income Tax
Consequences -- Interest Income and Original Issue Discount.'

REDEMPTION

    Upon the repayment or redemption of some or all of the subordinated debentures, whether at stated maturity (as defined below) or upon earlier redemption as provided in the indenture, the trust will use the cash it receives to redeem a like amount of the trust securities, upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the capital securities, equal to the aggregate liquidation amount of the capital securities plus accumulated and unpaid distributions thereon to the date of redemption. If less than all of the subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption pro rata of the capital securities and the common securities.

    We may redeem the subordinated debentures before their maturity:

     in whole, or from time to time in part, on or after April 15, 2009, or in whole but not in part, at any time, as described under 'Certain Terms of Subordinated Debentures -- Right to Redeem Upon a Tax Event, Capital Treatment Event or Investment Company Event,' within 90 days upon the occurrence of a Tax Event, Capital Treatment Event or Investment Company Event (each as defined above under 'Risk Factors -- Your Capital Securities May be Redeemed or Exchanged for Subordinated Debentures If a Tax Event, a Capital Treatment Event or an Investment Company Event Occurs').

    The redemption price will be equal to the aggregate liquidation amount of the capital securities to be redeemed plus accumulated and unpaid distributions to the redemption date.

LIQUIDATION OF TRUST AND DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS

    We will have the right at any time to terminate the trust and cause the subordinated debentures to be distributed to the holders of the capital securities in exchange for the capital securities. We have committed to the Reserve Bank that we will not exercise our right to terminate the trust without having received the prior approval of the Federal Reserve Board to do so, if then required.

    Under current U.S. federal income tax law and interpretations, a distribution of subordinated debentures in exchange for the capital securities will not be a taxable event to holders of the capital securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the capital securities. See 'Certain U.S. Federal Income Tax
Consequences -- Distribution of Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Trust.' If we elect neither to redeem the subordinated debentures prior to maturity nor to liquidate the trust and distribute the subordinated debentures to holders of the capital securities in exchange for the capital securities, the capital securities will remain outstanding until the stated maturity of the subordinated debentures.

LIQUIDATION VALUE

    The amount payable on the capital securities in the event of any liquidation of the trust is $1,000 per capital security plus accumulated and unpaid distributions, unless, in connection with the dissolution and liquidation, the subordinated debentures with an aggregate principal amount equal to the aggregate liquidation amount of the capital securities have been distributed on a pro rata basis to the holders of the capital securities. The holder of the common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the indenture, the capital securities will have a preference over the common securities with regard to those distributions. See 'Description of Preferred Securities -- Liquidation Distribution Upon Termination' in the accompanying prospectus.

REGISTRATION OF CAPITAL SECURITIES

    The capital securities will be represented initially by global certificates registered in the name of The Depository Trust Company, or 'DTC,' or its nominee. Beneficial interests in the capital securities will be shown on, and transfers of the capital securities will be effected only through, records maintained by participants in DTC. Participants in DTC are those persons who have accounts with DTC. Except as described below and in the accompanying prospectus, capital securities in certificated form will not be issued in exchange for the global certificates. For further information, see 'Description of Preferred Securities -- Global Preferred Securities' and 'Book-Entry Issuance' in the accompanying prospectus.

    A global security will be exchangeable for capital securities, registered in the names of persons other than DTC or its nominee, only if:

     we notify the trustees in writing that DTC is unwilling or unable to continue as a depositary for such global security and no qualified replacement for DTC is appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as the depositary, we determine, in our sole discretion that such global security will be so exchangeable, or an event of default under the indenture with respect to the subordinated debentures occurs and is continuing.

    Any global security that is exchangeable as described in the previous sentence will be exchangeable for definitive certificates registered in such names as DTC directs. DTC may base its written instruction upon directions it receives from its participants. If capital securities are issued in definitive form, they will be in denominations of $1,000 and integral multiples of $1,000 and may be transferred or exchanged at the offices described below.

    Payments on capital securities represented by a global security will be made to DTC, as the depositary for the capital securities. If capital securities are issued in certificated form, the liquidation amount and distributions will be payable, the transfer of the capital securities will be registrable, and capital securities will be exchangeable for capital securities of other denominations of a like aggregate liquidation amount, at the corporate office of the property trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the administrative trustees, provided that payment of any distribution may be made at the option of the administrative trustees by check mailed to the address of the persons entitled thereto, by wire transfer or by direct deposit. In addition, if the capital securities are issued in certificated form, the record dates for payment of distributions will be fifteen days prior to the relevant distribution payment date, whether or not such record date is a business day.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a 'banking organization' within the meaning of the New York banking law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the Commission.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy thereof.

    For further information regarding DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see 'Book-Entry Issuance' in the accompanying prospectus.

GOVERNING LAW

    The trust agreement and the trust securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

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

                    CERTAIN TERMS OF SUBORDINATED DEBENTURES

GENERAL

    The following summary of some of the terms and provisions of the subordinated debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures (as defined in the accompanying prospectus) set forth in the accompanying prospectus under the heading 'Description of Junior Subordinated Debentures.' The summary of some of the terms and provisions of the subordinated debentures set forth below, which describes the material provisions of the subordinated debentures, is not intended to be complete and is subject to, and is qualified in its entirety by reference to, the indenture, to which this prospectus supplement makes reference. To the extent that any of the terms and provisions of the subordinated debentures described in this prospectus supplement are inconsistent with the description of the Corresponding Junior Subordinated Debentures in the accompanying prospectus, the description of the subordinated debentures in this prospectus supplement replaces the description in the accompanying prospectus. The form of indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and accompanying prospectus form a part.

    Concurrently with the issuance of the capital securities, the trust will invest the proceeds it receives from the issuance, together with the consideration we pay for the common securities, in the subordinated debentures that we issue. The subordinated debentures will bear interest at the Series B rate on the principal amount, payable semi-annually in arrears on April 15 and October 15 of each year (each, an 'interest payment date'), commencing October 15, 2004, to the person in whose name each subordinated debenture is registered at the close of business on the relevant record date. The record dates for the subordinated debentures will be, for so long as they are held by a statutory trust subsidiary of First Tennessee created to issue trust preferred securities such as the capital securities or in global form, one business day before each interest payment date and, in the case of subordinated debentures not held by a statutory trust subsidiary of First Tennessee created to issue trust preferred securities such as the capital securities or in global form, fifteen days prior to each interest payment date. We anticipate that, until the liquidation, if any, of the trust, each subordinated debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the subordinated debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof (to the extent permitted by law) at the Series B rate on their principal amount, compounded semi-annually from the relevant interest payment date. When we refer to any payment of interest, interest includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable interest payment date and any additional sums (as defined below), as applicable.

    The subordinated debentures will be issued as a series of junior subordinated deferrable interest debentures under the indenture.

    The subordinated debentures are scheduled to mature on April 17, 2034 (the 'stated maturity').

    The subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all of our senior indebtedness. As of December 31, 2003, approximately $4,886 million of our existing indebtedness would have been senior to the subordinated debentures. There is no limitation in the indenture on our ability to incur additional senior indebtedness. For more information, see 'Description of Junior Subordinated
Debentures -- Subordination' in the accompanying prospectus. See 'Risk
Factors -- Our Obligations Will Be Deeply Subordinated and We Will Pay Our Other Debt Obligations Before We Pay You.'

    As used in this prospectus supplement, 'senior indebtedness' means:

     senior debt (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and the allocable amounts of senior subordinated debt.

    'Senior debt' means any obligation of First Tennessee to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not senior debt. Senior debt does not include senior subordinated debt or junior subordinated debt.

    'Allocable amounts,' when used with respect to any senior subordinated debt, means the amount necessary to pay all principal (and premium, if any) and interest, if any, on such senior subordinated debt in full less, if applicable, any portion of such amount which would have been paid to, and retained by, the holders of such senior subordinated debt (whether as a result of the receipt of payments by the holders of such senior subordinated debt from First Tennessee or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such senior subordinated debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such senior subordinated debt) but for the fact that such senior subordinated debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

    'Senior subordinated debt' means any obligation of First Tennessee to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding provides that it is subordinate and junior in right of payment to senior debt pursuant to subordination provisions substantially similar to those applicable to First Tennessee's outstanding senior subordinated debt. Senior subordinated debt includes First Tennessee's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms and does not include junior subordinated debt.

    'Junior subordinated debt' means any obligation of First Tennessee to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding provides that it is subordinated and junior in right of payment to senior indebtedness pursuant to subordination provisions substantially similar to those set forth in the indenture. Junior subordinated debt includes the subordinated debentures and the junior subordinated debentures issued in connection with our existing capital securities.

    Because we are a holding company, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary's liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of subordinated debentures should look only to our assets for payments on the subordinated debentures. The indenture does not limit our ability to incur or issue other secured or unsecured debt, including senior indebtedness, whether under the indenture, any existing indenture or any other indenture that we may enter into in the future or otherwise. For further information about subordination, see 'Description of Junior Subordinated
Debentures -- Subordination' in the accompanying prospectus.

OPTION TO DEFER INTEREST PAYMENTS

    If we are not in default under the indenture, we may, on one or more occasions, elect to begin an extension period and defer the payment of interest on the subordinated debentures for up to ten consecutive semi-annual periods. During an extension period, the amount of interest due to holders of the subordinated debentures will accumulate and this deferred interest will accrue additional interest at the Series B rate compounded semi-annually from the relevant interest payment date.

    We may not defer interest payments for any period of time:

     that exceeds ten consecutive semi-annual periods with respect to each extension period; or

     that extends beyond the stated maturity date of the subordinated debentures on April 17, 2034, or beyond any applicable redemption date.

    During any extension period, neither we nor any of our subsidiaries may:

     declare or pay any dividends or distributions on, redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock;

     make any payment of principal of or interest or premium, if any, on, or repay, repurchase, or redeem, any of our debt securities that rank equal or junior in interest to the subordinated debentures; or

     make any guarantee payment regarding any guarantee by us of debt securities of any of our subsidiaries if such guarantee ranks equal or junior in interest to the subordinated debentures,

    in each case, other than:

         dividends or distributions in our capital stock;

         dividends declared in connection with implementing a shareholders' rights plan or redeeming or repurchasing rights pursuant to the plan;

         payments under the guarantee;

         purchases of our common stock related to the issuance of our common stock or rights or options under any of our benefit plans for our directors, officers or employees or other persons within the definition of 'employee' for purposes of a registration of shares for any of our employee benefit plans;

         purchases of our common stock related to the issuance of our common stock or rights under a dividend reinvestment and stock purchase plan; or

         purchases of our common stock related to the issuance of our common stock (or securities convertible into or exchangeable for our common stock) as consideration in an acquisition transaction entered into prior to our election to begin an extension period.

    Prior to the termination of any extension period, we may further defer the payment of interest, provided that the extension period complies with the conditions above. Upon the termination of an extension period and the payment of all interest then accrued and unpaid (together with interest thereon at the Series B rate, compounded semi-annually from the relevant interest payment date, to the extent permitted by applicable law), we may elect to begin a new extension period as long as we comply with the above conditions. There may be more than one extension period prior to the maturity of the subordinated debentures.

    We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to begin an extension period at least one business day prior to the earlier of:

     the date interest on the subordinated debentures would have been payable if we had not elected to begin the extension period,

     the date the administrative trustees are required to give notice to the New York Stock Exchange, the Nasdaq Stock Market or other applicable stock exchange or automated quotation system on which the capital securities are then listed or quoted or to holders of subordinated debentures of the record date for the distributions, or the date the distributions are payable,

but in any event not less than one business day prior to the relevant record date.

    The debenture trustee will give notice of our election to begin a new extension period to the holders of the subordinated debentures. For further information, see 'Description of Junior Subordinated Debentures -- Option to Defer Interest Payments' in the accompanying prospectus.

    If we elect to defer interest payments as described above, you will receive notice as described under 'Certain Terms of Subordinated Debentures -- Option to Defer Interest Payments' in this prospectus supplement. If we elect to defer interest payments, holders of subordinated debentures (or holders of outstanding capital securities) will be required to accrue and recognize income (in the form of original issue discount) for U.S. federal income tax purposes regardless of the actual receipt of the distributions, subject to any changes in the U.S. federal income tax laws.

    We have no current intention of electing to defer interest payments by extending the interest payment period on the subordinated debentures. For further information, see 'Certain Terms of Subordinated Debentures -- Option to Defer Interest Payments' and 'Certain U.S. Federal Income Tax
Consequences -- Interest Income and Original Issue Discount.'

ADDITIONAL SUMS

    If a Tax Event has occurred, the trust is the holder of all of the subordinated debentures and the trust is required to pay any additional taxes, duties or other governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying the additional taxes, duties or other governmental charges will be not less than the amounts the trust would have received had no such taxes, duties or other governmental charges been imposed. This means that the trust will be in the same position it would have been if it did not have to pay the additional taxes, duties or other governmental charges.

REDEMPTION

    We may redeem the subordinated debentures before their maturity:

     in whole, or from time to time in part, on or after April 15, 2009, or in whole, but not in part, at any time, in certain circumstances as described under 'Certain Terms of Subordinated Debentures -- Right to Redeem upon a Tax Event, Capital Treatment Event or Investment Company Event,' within 90 days upon the occurrence of a Tax Event, Capital Treatment Event or Investment Company Event (each as defined above under Risk Factors -- Your Capital Securities May be Redeemed or Exchanged for Subordinated Debentures If a Tax Event, a Capital Treatment Event or an Investment Company Event Occurs').

    The redemption price will be equal to 100% of the principal amount plus accrued and unpaid interest thereon to the redemption date. The proceeds of any such redemption will be used by the trust to redeem the trust securities.

DISTRIBUTION OF SUBORDINATED DEBENTURES

    As described under 'Certain Terms of Capital Securities -- Liquidation of Trust and Distribution of Subordinated Debentures to Holders,' under certain circumstances involving the termination of the trust, subordinated debentures may be distributed pro rata to the holders of the capital securities in exchange for the capital securities upon liquidation of the trust after satisfaction of liabilities to creditors of the trust as provided by applicable law. If distributed to holders of capital securities, the subordinated debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the capital securities, will act as depositary for the subordinated debentures. We anticipate that the depositary arrangements for the subordinated debentures would be substantially identical to those in effect for the capital securities. There can be no assurance as to the market price of any subordinated debentures that may be distributed to the holders of capital securities.

RIGHT TO REDEEM UPON A TAX EVENT, CAPITAL TREATMENT EVENT OR INVESTMENT COMPANY EVENT

    We will have the right to cause a redemption of the subordinated debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, the Capital Treatment Event or the Investment Company Event at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the redemption date. See 'Certain Terms of Capital Securities --

Liquidation of Trust and Distribution of Subordinated Debentures to Holders' and ' -- Redemption' and 'Certain Terms of Subordinated Debentures -- General' and
' -- Redemption.'

REGISTRATION OF SUBORDINATED DEBENTURES

    The subordinated debentures will be registered in the name of the trust. In the event that the subordinated debentures are distributed to holders of capital securities, we anticipate that the depositary and other arrangements for the subordinated debentures will be substantially identical to those in effect for the capital securities as applicable. For further information, see 'Certain Terms of Capital Securities -- Registration of Capital Securities.'

                           CERTAIN TERMS OF GUARANTEE

    The following, together with 'Description of Guarantees' in the accompanying prospectus, is a description of the material terms of the guarantee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act of 1939. If the description of the guarantee set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement.

    The guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. The Bank of New York will act as the guarantee trustee for the purposes of compliance with the Trust Indenture Act of 1939, and will hold the guarantee for the benefit of the holders of the trust securities. The Bank of New York will act as debenture trustee for the subordinated debentures and as property trustee.

    The following payments on the trust securities (the 'guarantee payments'), if not fully paid by the trust, will be paid by First Tennessee under the guarantee, without duplication:

     any accumulated and unpaid distributions required to be paid on the trust securities, to the extent the trust has funds available to make the payment at that time;

     the redemption price for any trust securities called for redemption, to the extent the trust has funds available to make the payment at that time; and

     upon a voluntary or involuntary termination, winding-up or liquidation of the trust, other than in connection with a distribution of the subordinated debentures to the holders of trust securities, the lesser of:

         the aggregate of the $1,000 liquidation amount per trust security plus all accumulated and unpaid distributions on the trust securities to the date of payment, to the extent the trust has funds available to make the payment at that time; and

         the amount of assets of the trust remaining available for distribution to holders of the trust securities, upon a dissolution and liquidation of the trust, after payment of creditors of the trust as required by applicable law.

    We have, through the guarantee, the trust agreement, the corresponding subordinated debentures and the indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust securities. See 'Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees' in the accompanying prospectus.

    The holders of not less than a majority in aggregate liquidation amount of the trust securities may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any trust power conferred upon the guarantee trustee under the guarantee. Any holder of the trust securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay principal of or interest on the subordinated debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the capital securities when the trust does not have sufficient funds available to make those payments. If we fail to pay interest on or principal of the subordinated debentures and an event of default under the indenture occurs and is continuing as a result, a holder of trust securities may institute a legal proceeding directly against us for enforcement of payment of the principal of or interest on subordinated debentures with a principal amount equal to the aggregate liquidation amount of the trust securities of the holder. In connection with a legal proceeding described in the previous sentence, we will have a right of set-off to the extent of any payment made by us to the holder of trust securities in the legal proceeding. Except as described in this prospectus supplement, holders of trust securities will not be able to exercise directly any other remedy available to the holders of the subordinated debentures or assert directly any other rights in respect of the subordinated debentures. See 'Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities,' ' -- Debenture Events of Default' and 'Description of Guarantees' in the accompanying prospectus. By accepting the trust agreement, each holder of trust securities agrees to the provisions of the guarantee and the indenture.

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

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of capital securities. It applies to you only if you acquire capital securities on their original issue date at their original offering price and you hold your capital securities as capital assets for tax purposes and you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of capital securities that is for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. This summary does not address all tax consequences that may be applicable to you, nor does it address the tax consequences to you if you are:

     a non-U.S. holder,

     a member of a class of holders subject to special rules, such as: a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a bank, a life insurance company, a tax-exempt organization, a person that owns capital securities that are a hedge or that are hedged against interest rate risks,

     a person that owns capital securities as part of a straddle or conversion transaction for tax purposes, or a person whose functional currency for tax purposes is not the U.S. dollar.

    The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell LLP, special tax counsel to First Tennessee and the trust. This summary is based on the Internal Revenue Code of 1986, as amended (the 'Code'), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The authorities on which this discussion is based are subject to various interpretations, and it is possible that the U.S. federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment below.

----------------------------------------------------------------------
     Please consult your own tax advisor concerning the
     consequences of purchasing, owning and disposing of these
     capital securities in your particular circumstances under
     the Code and the laws of any other taxing jurisdiction.
----------------------------------------------------------------------

CLASSIFICATION OF THE TRUST

    Under current law and assuming full compliance with the terms of the trust agreement, the trust will be classified as a grantor trust and will not be taxable as a corporation for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, the trust will not be subject to U.S. federal income tax and each holder of a capital security will be considered the owner of an undivided portion of the subordinated debentures owned by the trust. As a result, you will be required to include in your gross income your proportional share of the interest income, including original issue discount, if any, paid or accrued with respect to the subordinated debentures, whether or not the trust actually distributes cash to you. See 'Interest Income and Original Issue Discount.'

CLASSIFICATION OF SUBORDINATED DEBENTURES

    We and the trust will agree to treat the subordinated debentures as indebtedness for all U.S. federal income tax purposes. Under current law, the subordinated debentures will be characterized for U.S. federal income tax purposes as our indebtedness.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under Treasury regulations, an issuer and the Internal Revenue Service will ignore a 'remote' contingency that stated interest will not be timely paid when determining whether a debt instrument is issued with original issue discount ('OID'). As a result of the terms and conditions of the subordinated debentures that prohibit certain payments with respect to our capital stock and indebtedness if we elect to defer payment of interest on the subordinated debentures, we believe that the likelihood that we will exercise our option to defer interest payments is remote. Based on the foregoing, we believe that the subordinated debentures will not be considered to be issued with OID at the time of their original issuance.

    Under these regulations, if we were to exercise our option to defer any payment of interest, the subordinated debentures would at that time be treated as issued with OID, and all stated interest on the subordinated debentures would thereafter be treated as OID as long as the subordinated debentures remained outstanding. In that event, all of your taxable interest income on the subordinated debentures would be accounted for as OID on an economic accrual basis regardless of your method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. Consequently, you would be required to include OID in gross income even though we would not make any actual cash payments during an extension period.

    These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation in this prospectus supplement.

    Because income on the capital securities will constitute interest or OID, U.S. holders of the capital securities will not be entitled to a dividends-received deduction for any income taken into account with respect to the capital securities. Moreover, because income on the capital securities will constitute interest or OID, U.S. holders of the capital securities will not be entitled to the preferential tax rate (generally 15%) generally applicable to payments of dividends before January 1, 2009.

    In the rest of this discussion, we assume that unless and until we exercise our option to defer any payment of interest, the subordinated debentures will not be treated as issued with OID.

DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES UPON LIQUIDATION OF THE TRUST

    Under current law, if the trust distributes subordinated debentures as described under the caption 'Certain Terms of Capital Securities -- Liquidation of Trust and Distribution of Subordinated Debentures to Holders,' you will receive directly your proportional share of subordinated debentures previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate adjusted tax basis in your subordinated debentures will be the same as the holding period and aggregate adjusted tax basis that you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on subordinated debentures due to a Tax Event, the trust might be taxed on a distribution of subordinated debentures to you, and you might recognize gain or loss as if you had exchanged your capital securities for the subordinated debentures you received upon the liquidation of the trust.

    If you receive subordinated debentures in exchange for your capital securities, you will continue to include interest and OID, if any, in income in respect of subordinated debentures received from the trust in the manner described above under ' -- Interest Income and Original Issue Discount.'

SALE OR REDEMPTION OF CAPITAL SECURITIES

    If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the subordinated debentures, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities.

    If the subordinated debentures are deemed to be issued with OID as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, increased by OID previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. Any gain or loss that you recognize upon a sale of your capital securities generally will be capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the subordinated debentures required to be included in income.

    Capital gain of a non-corporate U.S. holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

    If we exercise our option to defer any payment of interest on the subordinated debentures, our capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying subordinated debentures. If you sell your capital securities before the record date for the payment of distributions, you will not receive payment of a distribution for the period before the sale. However, you will be required to include in income any OID that has accrued with respect to your capital securities. As previously discussed, your adjusted tax basis in your capital securities generally would be increased by OID previously includible in your gross income. In such an instance, your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against ordinary income during any taxable year.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    We will be required to report the amount of interest income paid and OID accrued on your capital securities to the Internal Revenue Service unless you are a corporation or other exempt U.S. holder. Backup withholding will apply to payments of interest to you unless you are an exempt U.S. holder or you furnish your taxpayer identification number in a manner prescribed in applicable Treasury regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding and meet certain other conditions.

    Payment of the proceeds from the disposition of capital securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you establish an exemption from information reporting and backup withholding.

    Any amounts withheld from you under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

    It is anticipated that the trust or its paying agent will report income on the capital securities to the Internal Revenue Service and to you on Form 1099 by January 31 following each calendar year.

                          CERTAIN ERISA CONSIDERATIONS

    If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, or 'ERISA,' you should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, you should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

    In addition, if you are a fiduciary of an employee benefit plan subject to ERISA, or if you are investing on behalf of an individual retirement account or a pension or profit-sharing plan for one or more self-employed persons (each of which we refer to as a 'Plan'), you should consider whether an investment in the capital securities could result in a prohibited transaction. ERISA and the
Section 4975 of the Code prohibit Plans from engaging in certain transactions involving 'plan assets' with persons who are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to the Plan. A violation of these 'prohibited transaction' rules may result in a substantial excise tax under the Code and other liabilities under ERISA, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans, certain church plans and foreign plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA, although governmental plans may be subject to similar provisions under applicable state laws.

    ERISA and the Code do not define 'plan assets'. However, a regulation (the 'Plan Assets Regulation') issued by the U.S. Department of Labor generally provides that when a Plan subject to ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a 'publicly-offered security' nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that either (i) the entity is an 'operating company' or (ii) equity participation in the entity by 'benefit plan investors' is not 'significant,' in each case as defined in the Plan Assets Regulation. The trust is not expected to qualify as an 'operating company' and will not be an investment company registered under the Investment Company Act. In addition, the capital securities are not expected to be sold initially to a sufficient number of investors to qualify as 'publicly-offered securities' within the meaning of the Plan Assets Regulation.

    For purposes of the Plan Assets Regulation, equity participation in the trust by 'benefit plan investors' will not be 'significant' if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be 'plan assets' of any Plan (collectively, 'Benefit Plan Investors'). However, no assurance can be given that the value of the capital securities held by Benefit Plan Investors will be less than 25% of the total value of such capital securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of this requirement.

    Since no assurance can be given that any of the exceptions set forth in the Plan Assets Regulation will apply to the capital securities, an investing Plan's assets could be considered to include an undivided interest in the assets held by the trust (including the subordinated debentures). In that case, certain transactions involving the trust could be treated as direct or indirect prohibited transactions under ERISA and the Code with respect to the Plan. For example, if First Tennessee is a party in interest under ERISA with respect to an investing Plan (either directly or by reason of its ownership of the Bank or other subsidiaries), the acquisition of the subordinated debentures by the trust could be a prohibited extension of credit, unless relief was available under an applicable administrative exemption (see below). In addition, if First Tennessee were considered to be a fiduciary with respect to the trust as a result of certain powers it holds (such as the powers to remove and replace the property trustee and the administrative trustees), the optional redemption or acceleration of the subordinated debentures could be considered to be prohibited transactions.

    The Department of Labor has issued five prohibited transaction class exemptions ('PTCEs') that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities if assets of the trust were deemed to be 'plan assets' of Plans investing in the trust as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

    In view of the prohibitions under ERISA and Section 4975 of the Code, discussed above, the capital securities may not be purchased or held by any Plan, any entity whose underlying assets include 'plan assets' by reason of any Plan's investment in the entity (a 'Plan Asset Entity') or any person investing 'plan assets' of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the capital securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with 'plan assets' of any Plan or
(b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the capital securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, First Tennessee and the trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

    Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with 'plan assets' of any Plan consult with their counsel regarding the potential consequences if the assets of the trust were deemed to be 'plan assets' and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement relating to the capital securities, we and the trust have agreed that the trust will sell the capital securities to FTN Financial Securities Corp., as the underwriter, and the underwriter has agreed to purchase from the trust, the capital securities.

    Under the terms and conditions of the underwriting agreement, the underwriter is committed to take and pay for all the capital securities offered hereby, if any are taken.

    The underwriter proposes to offer the capital securities in part directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and in part to certain dealers at the initial public offering price less a concession of $10 per capital security. The underwriter may allow, and such dealers may reallow, a discount not in excess of $ per capital security to certain brokers and other dealers. After the capital securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriter.

    Because the proceeds from the sale of the capital securities will be used to purchase the subordinated debentures issued by us, the underwriting agreement provides that we will pay as underwriter's compensation for the underwriter's arranging the investment therein of such proceeds an amount of $10 per capital security for the account of the underwriter.

    Until the distribution of the capital securities is completed, rules of the Commission may limit the ability of the underwriter and any selling group members to bid for and purchase the capital securities. As an exception to these rules, the underwriter is permitted to engage in some transactions that stabilize the price of the capital securities. Those transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the capital securities.

    If the underwriter creates a short position in the capital securities in connection with the offering, i.e., if it sells more capital securities than are set forth on the cover page of this prospectus supplement, the underwriter may reduce the short position by purchasing capital securities in the open market.

    The underwriter may also impose a penalty bid on certain selling group members. This means that if the underwriter purchases capital securities in the open market to reduce the underwriter's short position or to stabilize the price of the capital securities, it may reclaim the amount of the selling concession from the selling group members who sold those capital securities as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

    None of First Tennessee, the trust or the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the capital securities. In addition, none of First Tennessee, the trust or the underwriter makes any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

    FTN Financial Securities Corp. is an indirect wholly owned subsidiary of First Tennessee. The underwriting arrangements for this offering comply with Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. In accordance with those rules, no member of the NASD participating in the underwriting will be permitted to confirm sales to accounts over which it exercises discretionary authority without prior specific written approval of the customer. Underwriting commissions in connection with sales of the capital securities under the accompanying prospectus will not exceed 6% and the maximum compensation for bona fide due diligence expenses will not exceed ..5%.

    In recommending to an investor the purchase of the capital securities, the underwriter shall (i) have reasonable grounds to believe, on the basis of information obtained from the investor concerning its investment objectives, other investments, financial situation and needs, and any other information known by the underwriter, that (a) the investor is or will be in a financial position appropriate to enable it to realize to a significant extent the benefits described in this prospectus supplement, including any tax benefits discussed in this prospectus supplement, (b) the investor has a fair market net worth sufficient to sustain the risks inherent in the capital securities, including loss of investment and lack of liquidity, and (c) the capital securities are otherwise suitable for the investor and (ii) maintain in the files of the underwriter documents disclosing the basis upon which the determination of suitability was reached as to each investor.

    We and the trust have agreed, during the period beginning from the date of the underwriting agreement and continuing to and including the earlier of
(i) the termination of trading restrictions on the capital securities, as determined by the underwriter, and (ii) the closing date, not to offer, sell, contract to sell or otherwise dispose of any capital securities, any other beneficial interests in the assets of the trust, or any trust preferred securities or any other of our or the trust's securities that are substantially similar to the capital securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive trust preferred securities or any substantially similar securities of either the trust or us, without the prior written consent of the underwriter, except for the capital securities offered in connection with this offering.

    To the extent permitted by applicable law and regulations, FTN Financial Securities Corp., which is an indirectly wholly owned subsidiary of First Tennessee and an affiliate of the trust, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in market-making transactions, at negotiated prices related to the prevailing market price at the time of sale or otherwise. FTN Financial Securities Corp. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties. FTN Financial Securities Corp. may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both.

    Prior to this offering, there has been no public market for the capital securities. The underwriter has advised us that it intends to make a market in the capital securities, but the underwriter is not obligated to do so and may discontinue market making at any time, for any reason and without notice. There can be no assurance that an active market for the capital securities will develop or, if a market does develop, at what prices the capital securities will trade.

    We and the trust have agreed to indemnify the underwriter against, or contribute to payments that the underwriter may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

                             VALIDITY OF SECURITIES

    Certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreement and the formation of the trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trust. The validity of the guarantee and the subordinated debentures will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and for the underwriter by Sidley Austin Brown & Wood LLP, New York, New York. Certain other matters will be passed upon for us by Clyde A. Billings, Jr., our Senior Vice President, Assistant General Counsel and Corporate Secretary. Sullivan & Cromwell LLP and Sidley Austin Brown & Wood LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law and on the opinion of Mr. Billings as to matters of Tennessee Law. Mr. Billings will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law and on the opinion of Sullivan & Cromwell LLP as to matters of New York law. Certain matters relating to U.S. federal income tax considerations described in this prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP. Mr. Billings beneficially owns common stock constituting less than 1% of our outstanding shares.

                                    EXPERTS

    Our consolidated financial statements and schedules as of December 31, 2003 and for the years ended December 31, 2003 and December 31, 2002 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

    Our consolidated financial statements and schedules as of December 31, 2001 and for the years ended December 31, 2001 and 2000 included in our Annual Report on Form 10-K for the year ended December 31, 2002 have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the report of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

    Because we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to our naming it in this prospectus supplement as having certified our financial statements as of December 31, 2001 and for the two years ended December 31, 2001, as required by Section 7 of the Securities Act, we have dispensed with the filing of their consent in reliance on Rule 437a promulgated under the Securities Act. Consequently, your ability to assert claims against Arthur Andersen LLP will be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements. Therefore, your right of recovery under that section will be limited.

    On May 16, 2002, we filed a Current Report on Form 8-K dated May 15, 2002 announcing that our board of directors engaged KPMG LLP as independent public accountants for the fiscal year 2002, replacing Arthur Andersen LLP. The decision to change independent public accountants was not the result of any disagreement with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.

PROSPECTUS

                                  $300,000,000

                      FIRST TENNESSEE NATIONAL CORPORATION
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                           FIRST TENNESSEE CAPITAL I
                           FIRST TENNESSEE CAPITAL II
                           FIRST TENNESSEE CAPITAL III
                           FIRST TENNESSEE CAPITAL IV

                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                      FIRST TENNESSEE NATIONAL CORPORATION

                               -------------------

    First Tennessee National Corporation, a Tennessee corporation (the 'Corporation'), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the 'Junior Subordinated Debentures'). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined in 'Description of Junior Subordinated Debentures -- Subordination') of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an 'Extension Period'). In such circumstance, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu with or junior to such series of Junior Subordinated Debentures. See 'Description of Junior Subordinated Debentures -- Option to Defer Interest Payments' and ' -- Restrictions on Certain Payments'.

    First Tennessee Capital I, First Tennessee Capital II, First Tennessee Capital III and First Tennessee Capital IV, each a trust created under the laws of the State of Delaware (each, an 'Issuer,' and collectively, the 'Issuers'), may severally offer, from time to time, preferred securities (the 'Preferred Securities') representing beneficial ownership interests in such Issuer. The Corporation will be the owner of the common securities (the 'Common Securities' and, together with the Preferred Securities, the 'Trust Securities') representing common beneficial ownership interests in such Issuer. Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ('Distributions') accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement.

                                                        (continued on next page)
                              -------------------

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT
    INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
            STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

               The date of this Prospectus is December 17, 1996.

(cover page continued)

    Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and the proceeds of contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the 'Corresponding Junior Subordinated Debentures') with terms corresponding to the terms of that Issuer's Preferred Securities (the 'Related Preferred Securities'). Accordingly, if, as provided in an accompanying Prospectus Supplement, the Corporation has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Preferred Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See 'Description of Preferred Securities -- Distributions'.

    Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture and the related Trust Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. See 'Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees -- Full and Unconditional Guarantee'. The payment of Distributions with respect to the Preferred Securities of each Issuer and payments on liquidation of such Issuer or redemption of such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a 'Guarantee'). See 'Description of Guarantees'. The obligations of the Corporation under each Guarantee will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness of the Corporation.

    The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the only revenue of each Issuer. If so provided in an accompanying Prospectus Supplement, the Corporation may redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may terminate each Issuer and, after satisfaction of liabilities to the creditors of such Issuer as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in exchange therefor upon liquidation of their interests in such Issuer. The Corporation has committed to the Federal Reserve Bank of St. Louis (the 'Reserve Bank') that the Corporation will not take any such action without having received the prior approval of the Board of Governors of the Federal Reserve System (the 'Federal Reserve') to do so, if then required under applicable Federal Reserve capital guidelines or policies. See 'Description of Preferred Securities -- Liquidation Distribution Upon Termination'.

    The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $300,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

    The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

    The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See 'Plan of Distribution.' The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

    This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

    The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Certain of such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

    The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or, with respect to certain of the information, through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

    No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. See 'The Issuers', 'Description of Preferred Securities,' 'Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures' and 'Description of Guarantees'. In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

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                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    1. Annual Report on Form 10-K for the year ended December 31, 1995 and Amendment No. 1 thereto on Form 10-K/A, filed June 28, 1996.

    2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

    Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: First Tennessee National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103, Attention:
Treasurer, telephone number (901) 523-5630.

                      FIRST TENNESSEE NATIONAL CORPORATION

    The Corporation is a Tennessee corporation incorporated in 1968 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the 'BHCA'). Through First Tennessee Bank National Association (the 'Bank') and its other subsidiaries, the Corporation provides a broad range of financial services. At September 30, 1996, the Corporation had consolidated total assets of approximately $12.8 billion and consolidated total deposits of approximately $9.1 billion. As of September 30, 1996, the Corporation was one of the 50 largest bank holding companies in the United States in asset size and market capitalization.

    The Corporation's principal subsidiary is the Bank, which as of September 30, 1996 was the largest commercial bank headquartered in Tennessee both in terms of total assets and deposits. At September 30, 1996, the Bank had total assets of approximately $11.8 billion and total deposits of approximately $8.3 billion. The Corporation through its banking subsidiaries conducts a broad range of retail and commercial banking and fiduciary services and had 241 banking locations in Tennessee and 10 locations in northern Mississippi and 8 in northwest Arkansas at September 30, 1996. The Corporation provides mortgage banking services in 28 states. Through the Bank and its other subsidiaries, the Corporation offers a comprehensive range of financial services, including general banking services, mortgage banking, bond broker/agency services, credit card products, merchant credit card processing, nation-wide check clearing, integrated check processing solutions, trust services, brokerage, venture capital, and credit life insurance. Bond broker/agency services provided by the Bank consist primarily of the sale and underwriting of bank-eligible securities and mortgage loans and providing advisory services to other financial institutions.

    The Corporation coordinates the financial resources of the consolidated enterprise and maintains systems of financial, operational and administrative control that allow coordination of selected policies and activities. The Corporation's principal executive officers are located at 165 Madison Avenue, Memphis, Tennessee 38103; telephone (901) 523-4444.

                       CERTAIN REGULATORY CONSIDERATIONS

    The following discussion sets forth certain of the elements of the comprehensive regulatory framework applicable to bank holding companies and banks and provides certain specific information relevant to the Corporation and its subsidiaries. Federal regulation of financial institutions such as the Corporation and its subsidiaries is intended primarily for the protection of depositors and the Federal Deposit Insurance Corporation Bank Insurance Fund rather than shareholders or other creditors. See also 'Available Information' and 'Incorporation of Certain Documents by Reference'. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the applicable statutory and regulatory provisions. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of the Corporation.

GENERAL

    As a bank holding company, the Corporation is subject to the regulation and supervision of the Federal Reserve under the BHCA. Under the BHCA, bank holding companies may not in general directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. The BHCA also restricts the types of activities in which a bank holding company and its subsidiaries may engage. Generally, activities are limited to banking and activities found by the Federal Reserve to be so closely related to banking as to be a proper incident thereto.

    In addition, the BHCA permits the Federal Reserve to approve an application by a bank holding company to acquire a bank located outside the acquiror's principal state of operations without regard to whether the transaction is prohibited under state law. See ' -- Interstate Banking and Branching Legislation'. Effective September 29, 1995, the Tennessee Bank Structure Act of 1974 was amended to, among other things, prohibit (subject to certain exceptions) a bank holding company from acquiring a bank for which the home state is Tennessee (a 'Tennessee Bank') if, upon consummation, the company would directly or indirectly control 30% or more of the total deposits in insured depository institutions in Tennessee. As of December 31, 1995, the Corporation estimates that it held approximately 13% of such deposits. Subject to certain exceptions, the Tennessee Bank Structure Act prohibits a bank holding company from acquiring a bank in Tennessee which has been in operation for less than five years. Tennessee law permits a Tennessee Bank to establish branches in any county in Tennessee. Management cannot predict the extent to which the business of the Corporation and its subsidiaries may be affected by recent federal and Tennessee legislation relating to interstate and intrastate acquisitions and branching activities.

    The Corporation's subsidiary banks (the 'Subsidiary Banks') are subject to supervision and examination by applicable federal and state banking agencies. The Bank, First National Bank of Springdale, Springdale, Arkansas, and First Tennessee Bank National Association Mississippi, Southaven, Mississippi, are national banking associations, subject to regulation and supervision by the Comptroller of the Currency (the 'Comptroller') as their primary federal regulator. The remaining Subsidiary Banks are Cleveland Bank and Trust Company, Cleveland, Tennessee, and Peoples and Union Bank, Lewisburg, Tennessee, which are Tennessee state-chartered banks, and Peoples Bank, Senatobia, Mississippi, and Planters Bank, Tunica, Mississippi, which are Mississippi state-chartered banks, none of which are members of the Federal Reserve System, and therefore are subject to the regulations of and supervision by the Federal Deposit Insurance Corporation (the 'FDIC') as well as state banking authorities. In addition, all of the Subsidiary Banks are insured by, and subject to regulation by, the FDIC. The Subsidiary Banks are subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made, activities that may be engaged in, and types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Banks. In addition to the impact of such regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

PAYMENT OF DIVIDENDS

    The Corporation is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of cash flow of the Corporation, including cash flow to pay dividends on its stock or principal (premium, if any) and interest on debt securities, is dividends from the Subsidiary Banks. There are statutory and regulatory limitations on the payment of dividends by the Subsidiary Banks to the Corporation, as well as by the Corporation to its shareholders.

    Each Subsidiary Bank that is a national bank is required by federal law to obtain the prior approval of the Comptroller for the payment of dividends if the total of all dividends declared by the board of directors of such Subsidiary Bank in any year will exceed the total of (i) its net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. A national bank also can pay dividends only to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation).

    State-chartered banks are subject to varying restrictions on the payment of dividends under applicable state laws. Tennessee law imposes dividend restrictions on Tennessee state banks substantially similar to those imposed under federal law on national banks, as described above. Mississippi law prohibits Mississippi state banks from declaring a dividend without the prior written approval of the Mississippi Banking Commissioner.

    If, in the opinion of the applicable federal bank regulatory authority, a depository institution or a holding company is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution or holding company, could include the payment of dividends), such authority may require that such institution or holding company cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's or holding company's capital base to an inadequate level would be such an unsafe and unsound banking practice. Moreover, the Federal Reserve, the Comptroller and the FDIC have issued policy statements which provide that bank holding companies and insured depository institutions generally should only pay dividends out of current operating earnings.

    In addition, under the Federal Deposit Insurance Act ('FDIA'), an FDIC-insured depository institution may not make capital distributions (including the payment of dividends) or pay any management fees to its holding company or pay any dividend if it is undercapitalized or if such payment would cause it to become undercapitalized.

    At December 31, 1995, under dividend restrictions imposed under applicable federal and state laws, the Subsidiary Banks, without obtaining regulatory approval, could legally declare aggregate dividends of approximately
$236 million.

    The payment of dividends by the Corporation and the Subsidiary Banks may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines and debt covenants.

TRANSACTIONS WITH AFFILIATES

    There are various legal restrictions on the extent to which the Corporation and its nonbank subsidiaries can borrow or otherwise obtain credit from the Subsidiary Banks. There are also legal restrictions on the Subsidiary Banks' purchases of or investments in the securities of and purchases of assets from the Corporation and its nonbank subsidiaries, a Subsidiary Bank's loans or extensions of credit to third parties collateralized by the securities or obligations of the Corporation and its nonbank subsidiaries, the issuance of guarantees, acceptances and letters of credit on behalf of the Corporation and its nonbank subsidiaries, and certain bank transactions with the Corporation and its nonbank subsidiaries, or with respect to which the Corporation and its nonbank subsidiaries act as agent, participate or have a financial interest. Subject to certain limited exceptions, a Subsidiary Bank (including for purposes of this paragraph all subsidiaries of such Subsidiary Bank) may not extend credit to the Corporation or to any other affiliate (other than another Subsidiary Bank and certain exempted affiliates) in an amount which exceeds 10% of the Subsidiary Bank's capital stock and surplus and may not extend credit in the aggregate to all such affiliates in an amount which exceeds 20% of its capital stock and surplus. Further, there are legal requirements as to the type, amount and quality of collateral which must secure such extensions of credit by the Subsidiary Banks to the Corporation or to such other affiliates. Also, extensions of credit and other transactions between a Subsidiary Bank and the Corporation or other such affiliates must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to such Subsidiary Bank as those prevailing at the time for comparable transactions with non-affiliated companies. Also, the Corporation and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL ADEQUACY

    The Federal Reserve has adopted risk-based capital guidelines for bank holding companies. The minimum guideline for the ratio of total capital ('Total Capital') to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8% and the minimum ratio of Tier 1 Capital (defined below) to risk-weighted assets is 4%. At least half of the Total Capital must be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ('Tier 1 Capital'). The remainder may consist of qualifying subordinated debt, certain types of mandatory convertible securities and perpetual debt, other preferred stock and a limited amount of loan loss reserves. At September 30, 1996, the Corporation's consolidated Tier 1 Capital and Total Capital ratios were 9.14% and 12.02%, respectively.

    In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to quarterly average assets, less goodwill and certain other intangible assets (the 'Leverage Ratio'), of 3% for bank holding companies that meet certain specific criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3%, plus an additional cushion of at least 100 to 200 basis points. The Corporation's Leverage Ratio at September 30, 1996 was 6.67%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a 'tangible Tier 1 Capital leverage ratio' (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

    Each of the Subsidiary Banks is subject to risk-based and leverage capital requirements similar to those described above adopted by the Comptroller or the FDIC, as the case may be. The Corporation believes that each of the Subsidiary Banks was in compliance with applicable minimum capital requirements as of September 30, 1996. Neither the Corporation nor any of the Subsidiary Banks has been advised by any federal banking agency of any specific minimum Leverage Ratio requirement applicable to it.

    Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business and in certain circumstances to the appointment of a conservator or receiver. See ' -- Prompt Corrective Action'.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 required each federal banking agency to revise its risk-based capital standards within 18 months of enactment of the statute to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risk of non-traditional activities, as well as reflect the actual performance and expected risk of loss on multifamily mortgages. On December 15, 1994, the federal banking agencies adopted amendments to their respective risk-based capital requirements that explicitly identify concentration of credit risk and certain risks arising from non-traditional activities, and the management of such risks, as important factors to consider in assessing an institution's overall capital adequacy. The amendments do not, however, mandate any specific adjustments to the risk-based capital calculations as a result of such factors.

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

    On August 2, 1995, the federal banking agencies published amendments to their risk-based capital rules that, effective September 1, 1995, include interest-rate risk as a qualitative factor to be considered in assessing capital adequacy. Concurrent with the publication of the amendments, the federal banking agencies proposed a system for measuring interest-rate risk and announced their intention, after a trial period, to evaluate the reliability and accuracy of the proposed system and to initiate a rulemaking process for the purpose of amending the risk-based capital rules to include an explicit capital charge for interest-rate risk that will be based upon the level of a bank's measured interest-rate risk exposure.

    In August 1996, the federal banking regulators adopted amendments to their risk-based capital rules to incorporate a measure for market risk in foreign exchange and commodity activities and in the trading of debt and equity instruments. These amendments, which become effective at year end 1997, will require banks with relatively large trading activities to calculate a capital charge for market risk using their own internal value-at-risk models (subject to parameters set by the regulators) or, alternatively, risk management techniques developed by the regulators. As a result, in addition to existing capital requirements for credit risk, certain institutions will be required to hold capital based on the measure of their market risk exposure. These institutions will be able to satisfy this additional requirement, in part, by issuing short-term subordinated debt that qualifies as Tier 3 capital.

HOLDING COMPANY STRUCTURE AND SUPPORT OF SUBSIDIARY BANKS

    Because the Corporation is a holding company, its right to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors (including depositors in the case of the Subsidiary Banks) except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary. In addition, depositors of bank, and the FDIC as their subrogee, would be entitled to priority over other creditors in the event of liquidation of a bank subsidiary.

    Under Federal Reserve policy, the Corporation is expected to act as a source of financial strength to, and to commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such Federal Reserve policy, the Corporation may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

CROSS-GUARANTEE LIABILITY

    Under the FDIA, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution 'in danger of default.' 'Default' is defined generally as the appointment of a conservator or receiver and 'in danger of default' is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The Subsidiary Banks are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of the Subsidiary Banks would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the Corporation's other Subsidiary Banks and a potential loss of the Corporation's investment in such other Subsidiary Banks.

PROMPT CORRECTIVE ACTION

    The FDIA requires, among other things, the federal banking regulators to take 'prompt corrective action' in respect of FDIC-insured depository institutions that do not meet minimum capital

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

requirements. Under the FDIA, insured depository institutions are divided into five capital tiers: 'well capitalized,' 'adequately capitalized,' 'undercapitalized,' 'significantly undercapitalized' and 'critically undercapitalized.' Under applicable regulations, an institution is defined to be well capitalized if it maintains a Leverage ratio of at least 5%, a Tier 1 Capital ratio of at least 6% and a Total Capital ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An institution is defined to be adequately capitalized if it meets all of the minimum capital requirements as described above. An institution will be considered undercapitalized if it fails to meet any minimum required measure; significantly undercapitalized if it has a Total Risk-Based Capital Ratio of less than 6%, a Tier 1 Risk-Based Capital Ratio of less than 3% or a Leverage Ratio of less than 3%; and critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

    The FDIA generally prohibits a FDIC-insured depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. An insured depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan for the plan to be accepted by the applicable federal regulatory authority. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

    Significantly undercapitalized insured depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized insured depository institutions are subject to appointment of a receiver or conservator, generally within 90 days of the date on which they become critically undercapitalized.

    The Corporation believes that at September 30, 1996 all of the Subsidiary Banks had sufficient capital to qualify as 'well capitalized' under the regulatory capital requirements discussed above.

INTERSTATE BANKING AND BRANCHING LEGISLATION

    The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the 'IBBEA') authorizes interstate acquisitions of banks and bank holding companies without geographic limitation beginning one year after enactment. In addition, beginning June 1, 1997, a bank may merge with a bank in another state as long as neither of the states has opted out of interstate branching between the date of enactment of the IBBEA and May 31, 1997. The IBBEA further provides that states may enact laws permitting interstate merger transactions prior to June 1, 1997. A bank may establish and operate a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits de novo branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. A bank that has established a branch in a state through de novo branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specified time period, no bank in any other state may establish a branch in the opting out of state, whether through an acquisition or de novo.

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FDIC INSURANCE ASSESSMENTS; DIFA

    The FDIC reduced the insurance premiums it charges on bank deposits insured by the Bank Insurance Fund ('BIF') to the statutory minimum of $2,000.00 for 'well capitalized' banks, effective January 1, 1996. Premiums related to deposits assessed by the Savings Association Insurance Fund ('SAIF'), including savings association deposits acquired by banks, continued to be assessed at a rate of between 23 cents and 31 cents per $100.00 of deposits. On September 30, 1996, the Deposit Insurance Funds Act of 1996 ('DIFA') was enacted and signed into law. DIFA provided for a special assessment to recapitalize the SAIF to bring the SAIF up to statutory required levels. The assessment imposed a one-time fee to banks that own previously acquired thrift deposits of $.526 per $100 of thrift deposits they held at March 31, 1995. The pre-tax cost to the Corporation of the one-time assessment in the third quarter of 1996 was $3.8 million. DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF (in addition to assessments currently imposed on depository institutions with respect to SAIF-insured deposits) to pay for the cost of Financing Corporation ('FICO') bonds. All banks will be assessed to pay the interest due on FICO bonds starting on January 1, 1997. The Corporation expects the cost to the Corporation to be immaterial.

    Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by a federal bank regulatory agency.

DEPOSITOR PREFERENCE

    Federal law provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including the Junior Subordinated Debentures, in the 'liquidation or other resolution' of such an institution by any receiver.

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

                                  THE ISSUERS

    Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer, and the Delaware Trustee and two Administrative Trustees (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a 'Trust Agreement') substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the sole revenue of each Issuer.

    All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See 'Description of Preferred Securities -- Subordination of Common Securities'. The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.

    Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a maximum term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer will be The Bank of New York, as the Property Trustee (the 'Property Trustee'), The Bank of New York (Delaware), as the Delaware Trustee (the 'Delaware Trustee'), and two individual trustees (the 'Administrative Trustees') who are employees or officers of or affiliated with the Corporation (collectively, the 'Issuer Trustees'). The Bank of New York, as Property Trustee, will act as sole trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the Guarantees and the Indenture. See 'Description of Guarantees' and 'Description of Junior Subordinated Debentures'. The holder of the Common Securities of an Issuer, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Issuer Trustees are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

    The principal executive office of each Issuer is 165 Madison Avenue, Memphis, Tennessee 38103 and its telephone number is (901) 523-5630.

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                                USE OF PROCEEDS

    Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to an Issuer in connection with the investment by such Issuer of all of the proceeds from the sale of Trust Securities) for general corporate purposes, including, but not limited to, stock repurchases, the reduction of indebtedness, investments in or extensions of credit to existing and future subsidiaries and the financing of acquisitions or such other uses as may be set forth in the applicable Prospectus Supplement.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the 'Indenture'), between the Corporation and The Bank of New York, as trustee (the 'Debenture Trustee'). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

    Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined below) of the Corporation. See ' -- Subordination'. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See ' -- Subordination' and the applicable Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

    The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

    The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the 'Stated Maturity') or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the 'Interest Payment Dates'), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date (the 'Regular Record Dates') or the method by which any of the foregoing shall be determined;
(5) the place or places where, subject to the terms of the Indenture as described below under ' -- Payment and Paying Agents,' the principal of and premium, if any, and

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interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under ' -- Denominations, Registration and Transfer,' the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ('Place of Payment'); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated;
(10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series;
(15) subject to the terms described herein under ' -- Global Junior Subordinated Debentures,' whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; and (19) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

    Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

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DENOMINATIONS, REGISTRATION AND TRANSFER

    Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

    Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

    In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of such mailing of the relevant notice of redemption or
(ii) transfer or exchange any Junior Subordinated Debentures selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the 'Depositary') identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ('Participants'). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

    So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name.' Such payments will be the responsibility of such Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest

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

in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by wire transfer or direct deposit to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

    If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an 'Extension Period'), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

    Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof. The Corporation has committed to the Reserve Bank that it

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

will not cause any such redemption without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

    Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or a Capital Treatment Event (as defined herein) shall occur and be continuing, the Corporation may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. The Corporation has committed to the Reserve Bank that it will not cause any such redemption without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

    'Tax Event' with respect to Junior Subordinated Debentures held by an Issuer means the receipt by the Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Junior Subordinated Debentures not held by an Issuer, 'Tax Event' means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on such series of Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes.

    A 'Capital Treatment Event' means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable Preferred Securities under the applicable Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the applicable Preferred Securities as 'Tier I Capital' (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

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RESTRICTIONS ON CERTAIN PAYMENTS

    The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to the series of Related Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights or options under any of the Corporation's benefit plans for its directors, officers, employees or other persons within the definition of 'employee' for purposes of a registration of shares for an employee benefit plan of the Corporation, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction) if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an 'Event of Default' under the Indenture with respect to the Junior Subordinated Debentures of such series and
(b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

    From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or
(ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the

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

principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

    In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a 'Debenture Event of Default' with respect to such series of Junior Subordinated Debentures:

        (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

        (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

        (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

    The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. Upon certain events of bankruptcy, insolvency or reorganization of the Corporation constituting a Debenture Event of Default, the principal amount of all outstanding Junior Subordinated Debentures (or such portions of the principal amount as may be specified in the applicable Prospectus Supplement) shall automatically become immediately due and payable. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal (or such portion of the principal amount as may be specified in the applicable Prospectus Supplement) due and payable immediately upon any other Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities affected shall have such right.

    The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities affected shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

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

    In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a 'Direct Action'). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

    The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See 'Description of Preferred Securities -- Events of Default; Notice'.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement and Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Guarantee, and (iv) certain other conditions as prescribed by the Indenture are met.

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

    The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the

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

date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

    If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

    The Junior Subordinated Debentures shall be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness (as defined below) of the Corporation. In the event that the Corporation shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

    As used herein, 'Senior Debt' means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt. As used herein, 'Senior Subordinated Debt' means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, provides that it is subordinate and junior in right of payment to Senior Debt. Senior Subordinated Debt includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms and does not include the Junior Subordinated Debentures. Senior Debt does not include Senior Subordinated Debt or the Junior Subordinated Debentures.

    As used herein, 'Senior Indebtedness' shall include (i) Senior Debt (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and (ii) the Allocable Amounts (as defined below) of Senior Subordinated Debt. As of September 30, 1996, the Corporation had approximately $160 million of Senior Indebtedness outstanding.

    As used herein, 'Allocable Amounts,' when used with respect to any Senior Subordinated Debt, means the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Debt in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Senior Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Subordinated Debt from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Debt) but for the fact that such Senior Subordinated Debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or
(iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or premium, if any, or interest, if any, on the Junior Subordinated Debentures. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the Junior Subordinated Debentures, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Junior Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

    In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest, if any, on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the principal of or interest on the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Junior Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Debenture Event of Default in respect of the Junior Subordinated Debentures.

    The indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

    The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

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

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

    The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights, in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under ' -- Modification of Indenture' and ' -- Debenture Events of Default,' unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event or Capital Treatment Event in respect of an Issuer shall occur and be continuing, the Corporation may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. The Corporation has committed to the Reserve Bank that it will not cause any such redemption without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such series, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

    The Corporation will covenant in the Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under 'Description of Preferred Securities -- Redemption or Exchange') in respect of such Trust Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior

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

Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable Prospectus Supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

    Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent beneficial ownership interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which summarizes material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

    The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under ' -- Subordination of Common Securities'. Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Trust Securities (the 'Guarantee') will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the related Issuer does not have funds on hand available to make such payments. See 'Description of Guarantees'.

DISTRIBUTIONS

    Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a 'Distribution Date'). A 'Business Day' shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

    Each Issuer's Preferred Securities represent beneficial ownership interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term 'Distributions' as used herein includes any such additional Distributions unless otherwise stated.

    If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an 'Extension Period'), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to such Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights or options under any of the Corporation's benefit plans for its directors, officers, employees or other persons within the definition of 'employee' for purposes of a registration of shares for an employee benefit plan of the Corporation, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction).

    The revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities, See 'Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures'. If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on the basis set forth herein under 'Description of Guarantees'.

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under 'Book-Entry Issuance'. In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

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

REDEMPTION OR EXCHANGE

    Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the 'Redemption Price') equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the 'Redemption Date') and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See 'Description of Junior Subordinated
Debentures -- Redemption'. If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities.

    The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event. The Corporation has committed to the Reserve Bank that it will not cause any such redemption without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

    Distribution of Corresponding Junior Subordinated Debentures. The Corporation has the right at any time to liquidate the related Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer. The Corporation has committed to the Reserve Bank that it will not exercise its right to liquidate an Issuer without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

    Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of Junior Subordinated Debentures corresponding to a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of Junior Subordinated Debentures corresponding to a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities and Common Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

    Possible Tax Law Changes. On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the 'Bill'), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-

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

described provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Junior Subordinated Debentures, the Corporation would not be able to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the 'Joint Statement') to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. If the principles contained in the Joint Statement were followed and the Bill was enacted, such legislation would not apply to the Junior Subordinated Debentures. Although the 104th Congress adjourned without enacting the Bill, there can be no assurance that future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. Moreover, such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Related Preferred Securities. The Corporation has committed to the Reserve Bank that it will not cause any such redemption without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

    'Additional Sums' means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

    'Like Amount' means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities pro rata based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in exchange therefor in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures would be distributed.

    'Liquidation Amount' means the stated amount of $25 per Trust Security.

    After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) the depository or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

    There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

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

REDEMPTION PROCEDURES

    Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also
' -- Subordination of Common Securities'.

    If an Issuer gives a notice of redemption in respect of its Preferred Securities, which are in book-entry form then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See 'Book-Entry Issuance'. If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under 'Description of Guarantees,' Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

    Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be 15 days prior to the Redemption Date or liquidation date, as applicable, or as otherwise specified in the applicable Prospectus Supplement.

    If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of

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

$25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of be Issuer's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

    In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Trust Agreement until the effect of all such events of default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of:
(i) certain events of bankruptcy, dissolution or liquidation of the Holder of the Common Securities; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (subject to the Corporation having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies); (iii) redemption of all of the Issuer's Preferred Securities as described under ' -- Redemption or Exchange -- Mandatory Redemption'; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

    If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such

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

amount being the 'Liquidation Distribution'). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an 'Event of Default' under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) the occurrence of a Debenture Event of Default under the Indenture (see 'Description of Junior Subordinated Debentures -- Debenture Events of Default'); or

        (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

        (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a 'Notice of Default' under such Trust Agreement; or

        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See 'Subordination of Common Securities' and ' -- Liquidation Distribution Upon Termination'. The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

    Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a

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

successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

    An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or
(b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the 'Successor Securities') so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities to be downgraded by any nationally recognized statistical rating organization which gives ratings on the Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of the Issuer,
(vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the 'Investment Company Act'), and
(viii) the Corporation or any permitted successor or assignee owns all

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

of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

    Except as provided below and under 'Description of Guarantees -- Amendments and Assignment' and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

    Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will not be taxable as a corporation and will be classified as a grantor trust for United States federal income tax purposes at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an 'investment company' under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes, or the Issuer's exemption from status as an 'investment company' under the Investment Company Act or cause the Issuer to be taxable as a corporation for United States federal income tax purposes, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

    So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities.

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

The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Issuer to be classified as other than a grantor trust or to be taxable as a corporation for United States federal income tax purposes.

    Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

    No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

    The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

    So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name.' Such payments will be the responsibility of such Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $25 and integral multiples thereof.

TRUST EXPENSES

    Pursuant to each Trust Agreement, the Holder of the Common Securities will be liable to the Issuer for all the debts, expenses and obligations of such Issuer (other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be) to the extent not satisfied out of the Issuer's assets.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by wire transfer, direct deposit

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or check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the 'Paying Agent') shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of an Event of Default, will perform only such duties as are specifically set forth in each Trust Agreement and in the Trust Indenture Act and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an 'investment company' required to be registered under the Investment Company Act or taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

    Holders of the Preferred Securities have no preemptive or similar rights.

    No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

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                              BOOK-ENTRY ISSUANCE

    DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

    DTC is a limited purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. 'Direct Participants' include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ('Indirect Participants'). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ('Beneficial Owner') is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

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    Although voting with respect to the Preferred Securities or the Junior
Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the 'Omnibus Proxy') to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

    A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Bank of New York will act as indenture trustee ('Guarantee Trustee') under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

    The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and

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

when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the 'Guarantee Payments'), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution to the extent that such Issuer has funds on hand available therefor at such time and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

    Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

    If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See ' -- Status of the Guarantees'. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

    The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See 'Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees'.

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Junior Subordinated Debentures.

    Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated

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Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the related outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under 'Description of Preferred
Securities -- Voting Rights; Amendment of Each Trust Agreement'. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

    Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

    The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

    Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

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     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under 'Description of Guarantees'. Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on the Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Corporation.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Holder of the Common Securities shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

    Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    A holder of any related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

    A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute a Debenture Event of Default under the Indenture.

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LIMITED PURPOSE OF ISSUERS

    Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See 'Description of Preferred Securities -- Liquidation Distribution Upon Termination'. Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and the Holder of the Common Securities is obligated to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

    The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

    Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

    Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters or dealers in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit

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

realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

    In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

    The Corporation and each Issuer may also sell their Junior Subordinated Debentures or Preferred Securities directly to purchasers or through agents. In such case, offers to purchase Junior Subordinated Debentures or Preferred Securities may be solicited directly by the Corporation or an Issuer, or by agents designated by the Corporation or an Issuer. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer and sale of such securities in respect of which this Prospectus is delivered will be named, and any commission payable by the Corporation or the applicable Issuer to such agent will be set forth in the applicable Prospectus Supplement.

    Underwriters, dealers and agents may be entitled, under agreements with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

    Underwriters, dealers, and agents may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

    The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                             VALIDITY OF SECURITIES

    Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation by Sullivan & Cromwell, counsel to the Corporation, and for the Issuers by Richards, Layton & Finger, special Delaware counsel to the Issuers and the Corporation. Certain other matters will be passed upon for the Corporation by Harry A. Johnson, III, Esq., Executive Vice President and General Counsel of the Corporation. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Corporation by Sullivan & Cromwell and for the Underwriters by Simpson Thacher & Bartlett. Sullivan & Cromwell and Simpson Thacher & Bartlett will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law and on the opinion of Mr. Johnson as to matters of Tennessee Law. At December 2, 1996, Mr. Johnson beneficially owned approximately 73,700 shares of the Corporation's common stock.

                                    EXPERTS

    The consolidated financial statements of the Corporation included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, dated January 16, 1996, and are incorporated herein by reference, in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                       42




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________________________________________________________________________________

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              -------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
About this Prospectus Supplement and the Accompanying
 Prospectus.................................................   S-2
Where You Can Find More Information.........................   S-2
Forward Looking Statements..................................   S-3
Summary of Offering.........................................   S-5
Risk Factors................................................  S-11
First Tennessee Capital II..................................  S-18
First Tennessee National Corporation........................  S-19
Use of Proceeds.............................................  S-21
First Tennessee Selected Consolidated Financial Data........  S-22
Consolidated Ratios of Earnings to Fixed Charges............  S-23
Capitalization..............................................  S-24
Accounting Treatment and Regulatory Capital Treatment.......  S-26
Certain Terms of Capital Securities.........................  S-27
Certain Terms of Subordinated Debentures....................  S-31
Certain Terms of Guarantee..................................  S-36
Certain U.S. Federal Income Tax Consequences................  S-38
Certain ERISA Considerations................................  S-41
Underwriting................................................  S-43
Validity of Securities......................................  S-45
Experts.....................................................  S-46
                            PROSPECTUS
Available Information.......................................     3
Incorporation of Certain Documents By Reference.............     4
First Tennessee National Corporation........................     4
Certain Regulatory Considerations...........................     5
The Issuers.................................................    11
Use of Proceeds.............................................    12
Description of Junior Subordinated Debentures...............    12
Description of Preferred Securities.........................    24
Book-Entry Issuance.........................................    36
Description of Guarantees...................................    37
Relationship Among the Preferred Securities, the
 Corresponding Junior Subordinated Debentures and the
 Guarantees.................................................    40
Plan of Distribution........................................    41
Validity of Securities......................................    42
Experts.....................................................    42


                                 $200,000,000

                                  [FTN LOGO]

                           FIRST TENNESSEE CAPITAL II

                                 % CAPITAL SECURITIES,
                                    SERIES B
                           (LIQUIDATION AMOUNT $1,000
                             PER CAPITAL SECURITY)
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                                FIRST TENNESSEE
                              NATIONAL CORPORATION

                            ------------------------

                             PROSPECTUS SUPPLEMENT
                                 MARCH   , 2004

                            ------------------------

                         FTN FINANCIAL SECURITIES CORP

________________________________________________________________________________